SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          GUM TECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $25,000,000, which is the cash payment to Registrant as of the closing of the transaction.
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4)   Proposed maximum aggregate value of transaction:

     $25,000,000
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5)   Total fee paid:

     $5,000 (1/50th of 1% of proposed aggregate value stated above)
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                          GUM TECH INTERNATIONAL, INC.

                             246 EAST WATKINS STREET
                             PHOENIX, ARIZONA 85004


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001


                               ==================

To Our Stockholders:

A special meeting of stockholders of Gum Tech International, Inc. (the "Company") will be held at Doubletree Guest Suites Phoenix, Phoenix, AZ 85008, on May 30, 2001, beginning at 10:00 a.m. Phoenix time. The special meeting is being held for the following purposes:

     1. To consider and vote upon the proposed sale of all of the Company's assets related to its chewing gum or other confectionery related functional products to Wm. Wrigley Jr. Company, except any rights and obligations related to the Company's joint ventures with Swedish Match AB and Zensano, Inc. (the successor in interest to BioDelivery Technologies, Inc.); and

     2. To transact such other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 16, 2001 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT TO ADP PROXY SERVICES IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU ALSO MAY VOTE BY TELEPHONE OR OVER THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE PROXY CARD.

                                  By Order of the Board of Directors


                                  William J. Hemelt
                                  Secretary

April __, 2001
Phoenix, Arizona

                          GUM TECH INTERNATIONAL, INC.
                             246 EAST WATKINS STREET
                             PHOENIX, ARIZONA 85004
                                 (602) 252-1617

                               ==================

                                 PROXY STATEMENT

                               ==================


     This proxy statement relates to a special meeting of stockholders of the Company to be held on May 30, 2001 at 10:00 a.m. Phoenix time, at Doubletree Guest Suites Phoenix, Phoenix, AZ 85008, or at such other time and place to which the special meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials relating to the special meeting are first being mailed to stockholders entitled to vote at the meeting on or about April ____, 2001.

     Only stockholders of record as of the close of business on April 16, 2001, are entitled to notice of, and to vote at, the special meeting or any adjournment thereof. On April 16, 2001, the Company had 9,189,547 common shares outstanding. Each share is entitled to one vote. Shares may not be voted at the special meeting unless the holder thereof is present or represented by proxy.

     Any stockholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise by: (i) attending the special meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 246 East Watkins Street, Phoenix, Arizona 85004.

     At the special meeting, stockholders will be asked to vote on the following:

     1. The proposed sale to Wm. Wrigley Jr. Company of all of the Company's assets related to its chewing gum or other confectionery related functional products, except any rights and obligations related to the Company's joint ventures with Swedish Match AB and Zensano, Inc. (the successor in interest to BioDelivery Technologies, Inc.); and

     2. To transact such other business that may properly come before the special meeting or any adjournment thereof.

     The Company's address is 246 East Watkins Street, Phoenix, Arizona 85004, and its telephone number is (602) 252-1617.

Summary of the Asset Sale....................................................  3
  What assets are being sold?................................................  3
  Who is the purchaser?......................................................  3
  What is the consideration for the transferred assets?......................  3
  Why is the Company selling the assets and how will the
   proceeds be used?.........................................................  4
  What is the Board of Directors' recommendation with respect to the Asset Sale proposal?...............................................  5
  Are there any related agreements?..........................................  5
  What are the interests of management or directors in the Asset Sale?.......  5
  What are the significant terms of the Asset Purchase Agreement?............  5
  What type of accounting treatment will the Asset Sale receive?.............  6
  What are the U.S. tax consequences of the Asset Sale to the Company?.......  6
  What are the U.S. tax consequences of the Asset Sale to me?................  6
  Has a fairness opinion been furnished in connection with the
   Asset Sale?...............................................................  6
  Do I have any appraisal rights in connection with the Asset Sale?..........  6
About the Special Meeting....................................................  7
  What is the purpose of the special meeting?................................  7
  Who is entitled to vote?...................................................  7
  Who may attend the meeting?................................................  7
  What constitutes a quorum?.................................................  7
  How do I vote?.............................................................  7
  What if I vote and then change my mind?....................................  7
  What are the Board's recommendations?......................................  8
  What vote is required?.....................................................  8
  What are the effects of abstentions and broker non-votes?..................  8
  Who will bear the costs of soliciting proxies?.............................  9
Forward Looking Information..................................................  9
The Asset Sale............................................................... 10
  Overview .................................................................. 10
  Business of the Company.................................................... 10
  Reasons for the Asset Sale................................................. 11
  Background of the Asset Sale............................................... 13
  The Asset Purchase Agreement............................................... 16
  The Fairness Opinion....................................................... 21
  Financial Advisor.......................................................... 22
  Other Agreements in Connection with the Asset Sale......................... 22
Material U.S. Federal Income Tax Consequences................................ 24
Risk Factors................................................................. 25
Security Ownership of Principal Stockholders and Management.................. 29
Stockholder Proposals........................................................ 30
Other Matters................................................................ 30
Available Information........................................................ 30

Unaudited Pro Forma Financial Information................................... F-1
Appendix A -  Asset Purchase Agreement...................................... A-1
Appendix B - Fairness Opinion............................................... B-1

                            SUMMARY OF THE ASSET SALE

     The following is a summary of certain information contained in this proxy statement. It is not intended to be a complete statement of all of the material features of the proposed Asset Sale by the Company to Wrigley, and is qualified in its entirety by more detailed information contained elsewhere in this proxy statement under the heading "The Asset Sale" on page 10, the Appendices hereto, and other information referred to in this proxy statement.

WHAT ASSETS ARE BEING SOLD?

     Subject to satisfaction or waiver of all conditions to closing, the Company will sell substantially all of its assets related to its gum or other confectionery related functional products. The Company will retain certain assets, including cash, accounts receivable, and all of the rights and obligations of the Company related to its joint venture with Zensano, Inc., including its 60% interest in Gel Tech, LLC, which markets and distributes Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, and its 49% interest in the joint venture with Swedish Match AB, which was formed for the purpose of developing and marketing non-tobacco nicotine products. The Company intends to use the proceeds from the Asset Sale to expand its innovative nutrient and drug delivery operations, and will discontinue its gum manufacturing operations except to the extent necessary to fulfill its obligations under the joint venture and certain gum manufacturing agreements with Swedish Match.

WHO IS THE PURCHASER?

     The purchaser of the Company's gum and confectionery manufacturing business will be Wm. Wrigley Jr. Company, a Delaware corporation ("Wrigley"). Wrigley is a public company with its principal place of business at 410 North Michigan Avenue, Chicago, Illinois 60611. Wrigley is engaged in the manufacturing and marketing of chewing gum products.


WHAT IS THE CONSIDERATION FOR THE TRANSFERRED ASSETS?

     In exchange for the transferred assets, Wrigley will pay the Company $25,000,000 in cash plus certain potential additional consideration described below. At closing, Wrigley will pay the Company $24,000,000 in cash. Within 60 days of the closing, Wrigley will pay the Company the remaining $1,000,000, less any costs that may be incurred by Wrigley to rectify any deficiencies identified pursuant to any Food and Drug Administration ("FDA") inspections that may occur prior to the end of the 60-day period following the closing.

     As additional consideration, Wrigley will pay royalties to the Company equal to 5% of:

     * gross manufacturing sales, if any, of certain products developed pursuant to the Joint Development Agreement between the Company and Procter & Gamble Co. (the "P&G Products") for a period of three years after the first date on which any P&G Product is launched, subject to a maximum of $1.2 million; and

     * net sales to third parties, if any, of certain specified gum products developed by the Company and selected for commercial launch by Wrigley ("Future Products") for a period of three years after the first date on which any Future Product is launched for commercial sale, but in no event after the fifth anniversary of the closing date of the Asset Sale.

     Wrigley also will assume certain specified liabilities from the Company, including any remaining obligations under the Company's real property leases. In addition, Wrigley will provide manufacturing and distribution support for certain products retained by the Company for a limited period after closing.

     At closing, Wrigley also will purchase 200,000 shares of the Company's common stock pursuant to the Securities Purchase Agreement described under "The Asset Sale - Other Agreements in Connection with the Asset Sale." Wrigley will purchase the shares at a price of $7.50938 per share, which was calculated by determining the average of the closing bid prices of the Company's common stock for the 10 trading days ending March 6, 2001. Wrigley will agree not to sell any of these shares prior to the six month anniversary of the closing date, subject to certain extraordinary corporate transactions by the Company, and, following the six month anniversary, not to sell during any 30-day period more than the greater of 1% of the Company's outstanding common stock or the average weekly trading volume for the Company's common stock for the four week period prior to the proposed transfer. Subject to these limitations on transfer, the Company has agreed to file a registration statement covering the resale of the shares purchased by Wrigley pursuant to a Registration Rights Agreement described under "The Asset Sale - Other Agreements in Connection with the Asset Sale."

WHY IS THE COMPANY SELLING THE ASSETS AND HOW WILL THE PROCEEDS BE USED?

     The Company believes that the Asset Sale is in the best interests of the Company and its stockholders for the following reasons:

     * since inception, the Company has been unable to achieve profitability with respect to its gum operations;

     *    the  Company  has  been  unable  to  obtain   sufficient   capital  to
          effectively develop, market, and distribute the Company's own brands;

     * due to its inability to increase sales attributable to its gum operations, the Company has not been able to maintain full capacity of its manufacturing plant;

     *    sales  attributable  to  the  Company's  contract   manufacturing  gum
          operations have declined significantly due to financial difficulties encountered by several of its major customers;

     * the potential benefits anticipated from the Procter & Gamble Joint Development Agreement are uncertain and are not likely to be realized in the near future; and

     * the Company believes the proceeds of the Asset Sale will enable the Company to enhance its marketing and promotional efforts with respect to Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, pursue other potential opportunities in the market for innovative nutrient and drug delivery systems; and provide financial support, if necessary, to the Company's joint ventures with Zensano, Inc. and Swedish Match.

WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION WITH RESPECT TO THE ASSET SALE PROPOSAL?

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ASSET SALE.

ARE THERE ANY RELATED AGREEMENTS?

     In connection with the Asset Sale, the parties also propose to enter into the following agreements:

     * two separate Royalty Agreements providing for the payment of royalties to the Company from future sales, if any, of certain designated gum products;

     * a Manufacturing Agreement, pursuant to which Wrigley has agreed to manufacture non-tobacco nicotine products on behalf of the Swedish Match joint venture for a period of three years after the closing date of the Asset Sale;

     * a Securities Purchase Agreement, pursuant to which Wrigley will purchase 200,000 shares of the Company's common stock at closing; and

     * a Registration Rights Agreement, pursuant to which the Company has agreed to file a registration statement covering the resale of the common stock purchased by Wrigley.

Each of these agreements is described in greater detail under "The Asset Sale - Other Agreements in Connection with the Asset Sale."

WHAT ARE THE INTERESTS OF MANAGEMENT OR DIRECTORS IN THE ASSET SALE?

     Gary S. Kehoe, the Company's President and Chief Operating Officer, will become a Wrigley employee after the Asset Sale is completed and will receive certain compensation from the Company as a result of the Asset Sale, including forgiveness of a loan in the principal amount of $150,000 and $50,000 in exchange for a one year transition services agreement. In addition, Mr. Kehoe will continue to receive payments from the Company as provided by his existing Consulting Agreement providing for annual payments of $150,000.

WHAT ARE THE SIGNIFICANT TERMS OF THE ASSET PURCHASE AGREEMENT?

     In addition to the  consideration  provisions  described  above,  the Asset
Purchase  Agreement  provides  for  various   representations,   warranties  and
covenants of the Company and Wrigley customary for this type of transaction.

     Under the Asset Purchase Agreement, a copy of which is attached as Appendix A and incorporated herein by reference, the Company and Wrigley have agreed to indemnify each other for certain losses due to breaches in their respective representations, warranties and covenants. The Company does not expect that any of the matters for which it has agreed to indemnify Wrigley will have a material adverse effect on the Company's results of operations or financial condition following the closing. Additionally, certain conditions must be satisfied or waived prior to the closing of the Asset Sale. These conditions include the receipt of approval of the Asset Sale by the Company's stockholders and obtaining the consents of Procter & Gamble Co., Swedish Match and each of the Company's manufacturing customers to transfer certain rights and obligations under the applicable agreements to Wrigley. The Company also must obtain the consent of each of its landlords to the assignment of all of the Company's rights and obligations under the leases covering its principal executive offices and manufacturing and warehousing facilities. Accordingly, even if the stockholders approve the Asset Sale, there can be no assurance that the Company will be successful in obtaining all required consents prior to closing.

WHAT TYPE OF ACCOUNTING TREATMENT WILL THE ASSET SALE RECEIVE?

     The Asset Sale will be accounted for as a sale of assets, in accordance with generally accepted accounting principles. The Company will recognize a gain for book purposes based upon the excess net proceeds to be received from Wrigley over the book value of the net assets sold.

WHAT ARE THE U.S. TAX CONSEQUENCES OF THE ASSET SALE TO THE COMPANY?

     The Company will recognize gain from the Asset Sale in an amount equal to the difference between the amount realized by the Company from the Asset Sale and the Company's adjusted tax basis in the assets sold. However, because the Company has significant net operating loss carryforwards available to it, the Company does not expect to incur any significant federal income tax liability as a result of the Asset Sale.

WHAT ARE THE U.S. TAX CONSEQUENCES OF THE ASSET SALE TO ME?

     The Asset Sale will have no direct U.S. federal income tax consequences to stockholders.

HAS A FAIRNESS OPINION BEEN FURNISHED IN CONNECTION WITH THE ASSET SALE?

     Houlihan Valuation Advisors ("Houlihan") delivered its opinion to the Company's Board of Directors to the effect that the consideration being paid to the Company in connection with the Asset Sale is fair, from a financial point of view, to the stockholders of the Company. The full text of Houlihan's written opinion, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached hereto as Appendix B and incorporated herein by reference. Stockholders are urged to read that opinion in its entirety. See "The Asset Sale-The Fairness Opinion" on page 21 for a more detailed description of the fairness opinion provided by Houlihan.

DO I HAVE ANY APPRAISAL RIGHTS IN CONNECTION WITH THE ASSET SALE?

     Under Utah law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Asset Sale.

                            ABOUT THE SPECIAL MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

     At the special meeting, the Company's stockholders will be asked to consider and vote on the proposed Asset Sale. The Company's Board of Directors has unanimously approved the Asset Sale and recommends that stockholders vote FOR approval of the Asset Sale. For a description of the reasons why stockholders should vote in favor of the Asset Sale, see "The Asset Sale - Reasons for the Asset Sale" on page 11.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 16, 2001, are entitled to receive notice of the special meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on April 16, 2001, there were issued and outstanding 9,189,547 shares of the Company's common stock, which are entitled to cast 9,189,547 votes.

WHO MAY ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You may vote on matters to come before the meeting in two ways:

     *    You may attend the meeting and cast your vote in person; or

     * You may vote by completing, dating and signing the enclosed proxy card and returning it to ADP Proxy Services in the enclosed postage-paid envelope. Registered stockholders may also deliver proxies by calling a toll-free telephone number or by using the Internet. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card. If you deliver a valid proxy, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions. HOWEVER, IF YOU PROVIDE NO INSTRUCTIONS OR IF YOU ABSTAIN, SUCH NON-VOTE OR ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by:

     *    filing a notice or revocation with the Company's Secretary; or

     *    sending in another duly executed proxy bearing a later date; or

     *    attending the meeting and casting your vote in person.

     Your last vote will be the vote that is counted.


WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board recommends a vote FOR the proposed Asset Sale. With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED?

     Utah law requires the approval of the holders of at least a majority of a corporation's outstanding voting shares for a sale or disposition of all or substantially all of a corporation's assets. Although the Asset Sale is not a sale of all or substantially all of the Company's assets, the Company is voluntarily seeking approval of the Asset Sale by the holders of at least a majority of the Company's outstanding common shares. If the holders of at least a majority of the outstanding common shares do not approve the Asset Sale at the special meeting, the Company does not intend to complete the transaction. As of the record date, there were 9,189,547 shares of the Company's common stock outstanding, of which 260,671 shares (approximately 2.8% of the outstanding shares) were beneficially held by the Company's officers and directors. Accordingly, the holders of at least 4,594,774 shares of the Company's common stock must vote to approve the Asset Sale to complete the transaction.

WHAT ARE THE EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES?

     Abstentions occur when a person with voting power checks the abstention box on a proxy card for a particular proposal or otherwise indicates that he or she abstains from voting on a proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner (E.G., your broker) returns an executed proxy but does not vote on a particular proposal because the nominee does not have the discretion to vote with respect to that particular proposal and has not received instructions from the beneficial owner.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to the Asset Sale. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on the Asset Sale and will not be counted in determining the number of shares necessary for approval. BECAUSE THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE COMPANY'S OUTSTANDING VOTING SHARES IS REQUIRED TO APPROVE THE ASSET SALE, RATHER THAN A MAJORITY OF THE SHARES VOTING AT THE SPECIAL MEETING, BROKER NON-VOTES AND ABSTENTIONS WILL HAVE THE EFFECT OF A VOTE AGAINST THE ASSET SALE.

WHO WILL BEAR THE COSTS OF SOLICITING PROXIES?

     The Company will pay the cost of all proxy solicitation, including fees and costs payable to Morrow & Company, an independent proxy solicitation firm retained by the Company to solicit proxies on behalf of the Board of Directors. Officers and other employees of the Company also may solicit proxies by personal interview, by electronic means or by telephone or facsimile equipment, in addition to the use of the mails. None of these individuals will receive special compensation for such services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse these record holders for their reasonable out-of-pocket expenses.

                           FORWARD LOOKING INFORMATION

     This proxy statement includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's ability to consummate the Asset Sale, the Company's intent to pursue and its expectations regarding opportunities in the innovative nutrient and drug delivery system market, the Company's expectations regarding potential royalties from the future sale of P&G Products or Future Products, and the Company's expectations regarding the use of proceeds to enhance marketing and promotion of Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief. These forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements include:

     * the inability of either the Company or Wrigley to satisfy one or more conditions to closing, including the Company's inability to obtain any consents from third parties required to transfer the assets to Wrigley;

     * the possibility that an increase in marketing and promotional expenditures may not result in the anticipated growth in sales of Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief due to a variety of factors, including loss of market share to other competing products, an abnormally short or mild cold season, or an ineffective marketing program, among other factors;

     * the possibility that the cash proceeds from the Asset Sale will not be sufficient to enable the Company to achieve its objective of repositioning the Company as a leader in the innovative nutrient and drug delivery system market;

     * the inability of the Company to successfully compete in the innovative nutrient and drug delivery system market due to a variety of factors, including the difficulties inherent in developing new products in a competitive market, the costs and delays associated with obtaining any necessary regulatory approvals for new products, the inability to hire and retain experienced management and research and development personnel to pursue the Company's new business strategy, and the potential strain on the Company's financial resources due to increased research and development expenditures, among other factors;

     * the possibility that royalties may not be earned or may be less than anticipated if sales of any P&G Products or Future Products do not materialize or are less than expected;

     * risk factors and cautionary statements made in the Company's Annual Report on Form 10-K for the period ended December 31, 2000; and

     * other factors that the Company is currently unable to identify or quantify, but that may exist in the future.

In addition, the foregoing factors may affect generally the Company's business, results of operations, and financial position.

     Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.

                                 THE ASSET SALE

OVERVIEW

     The Board of Directors of the Company is proposing that the stockholders authorize and approve the proposed sale of substantially all of the Company's assets related to its chewing gum and other confectionery related functional products to Wm. Wrigley Jr. Company, a Delaware corporation ("Wrigley") in accordance with the terms of the Asset Purchase Agreement attached as Appendix A to this proxy statement and incorporated herein by reference. The Company would retain certain assets, including cash, accounts receivable, its 60% interest in Gel Tech, LLC, which markets and distributes Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, and its 49% interest in the joint venture with Swedish Match, which was formed for the purpose of developing and marketing non-tobacco nicotine products.

     Although the material terms of the Asset Purchase Agreement are summarized below, the summary does not purport to be complete and is subject in all respects to the specific provisions of the Asset Purchase Agreement.

BUSINESS OF THE COMPANY

     Historically, the Company developed and manufactured specialty chewing gum products for branded and private label customers, as well as products marketed under its own brand. In 1998, following a significant management restructuring, the Company changed its principal strategy from developing, manufacturing, and distributing its own branded and private label gum products to developing, manufacturing, and packaging specialty gum products for sale and distribution by major branded and private label customers that it believed had the capital resources and distribution capability to promote and market specialty chewing gums on a wide scale basis. The Company adopted this change in strategy primarily because it did not believe it had the financial resources, name recognition, and distribution capability to successfully market and distribute its gum products.

     In March 1999, the Company entered into a joint venture with BioDelivery Technologies, Inc. for the purpose of engaging in the development, manufacture, marketing, and distribution of health-related products using a patented nasal gel technology. In furtherance of the joint venture, the Company and BioDelivery Technologies formed Gel Tech, LLC, an Arizona limited liability company, 60% of which is owned by the Company and 40% of which is owned by Zensano, Inc. (the successor in interest to BioDelivery Technologies). Gel Tech, LLC successfully launched and now manufactures, markets, and distributes Zicam(TM) Cold Remedy, a nasal gel formula that has been formulated to reduce the severity and duration of the common cold, and Zicam(TM) Allergy Relief, which is designed to provide relief to allergy sufferers.

     In July 2000, the Company formed a joint venture with Swedish Match for the purpose of developing, manufacturing, marketing, and distributing non-tobacco nicotine products worldwide. Under the terms of the joint venture, an affiliate of Swedish Match owns 51% and the Company owns 49% of the capital stock of the joint venture company formed for the purpose of furthering the objective of the joint venture.

     In August 2000, following the Company's success in establishing the Zicam(TM) line of products, the Company announced its intent to refocus its business strategy on the innovative nutrient and drug delivery system market. Currently, the operations of the Company are divided into two groups: the development, manufacture, and marketing of functional chewing gum products and the development, marketing, and distribution of health-related products utilizing the Company's nasal gel technology, including Zicam(TM) Cold Relief and Zicam (TM) Allergy Relief.

     Following the closing of the Asset Sale, the Company intends to focus on the innovative nutrient and drug delivery system market and will discontinue its gum operations, except to the extent required to fulfill its obligations to Swedish Match under the joint venture and certain gum manufacturing agreements. In that regard, the Company intends to increase its promotional and marketing efforts to further establish the Zicam(TM) brand of nasal gel products. In addition, the Company may consider other opportunities in the innovative nutrient and drug delivery system market, including the possible development and marketing of other alternative drug delivery systems and potential acquisitions of other companies or businesses involved in the innovative nutrient and drug delivery system market. Given the uncertainties inherent in launching new products in an intensely competitive market, there can be no assurance that the Company will be successful in developing and marketing any new products in this market.

     A description of the Company's business is contained in Item 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference in this proxy statement and is available upon request.

REASONS FOR THE ASSET SALE

     The Company's Board of Directors believes that it is in the best interests of the Company and its stockholders to sell all of the assets associated with its chewing gum and other confectionery related functional products, other than the assets specifically excluded as provided above, and to focus the Company's resources on pursuing opportunities in the innovative nutrient and drug delivery system market, which the Company believes has greater potential for growth.

     The Board has unanimously approved the Asset Sale and the terms of the Asset Purchase Agreement. The Board's decision to approve the Asset Sale is based on a number of factors including, among others, the following:

     * since inception, the Company has been unable to achieve profitability with respect to its gum operations;

     *    the  Company  has  been  unable  to  obtain   sufficient   capital  to
          effectively develop, market, and distribute the Company's own brands;

     * due to its inability to increase sales attributable to its gum operations, the Company has not been able to maintain full capacity of its manufacturing plant;

     *    sales  attributable  to  the  Company's  contract   manufacturing  gum
          operations have declined significantly due to financial difficulties encountered by several of its major customers;

     *    the  potential   benefits   anticipated  from  the  Joint  Development
          Agreement with Procter & Gamble Co. are uncertain and are not likely to be realized in the near future; and

     * the Company believes the proceeds of the Asset Sale will enable the Company to enhance its marketing and promotional efforts with respect to Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, pursue other potential opportunities in the market for innovative nutrient and drug delivery systems, and provide financial support, if necessary, to the Company's joint ventures with Zensano, Inc. and Swedish Match.

     In addition to the factors set forth above, in the course of its deliberations concerning the Asset Sale, the Board consulted with the Company's legal and financial advisors as well as the Company's management team, and considered a number of other factors relevant to the Asset Sale, including:

     * reports from management and legal and financial advisors regarding the Company's financial condition and the specific terms of the Asset Purchase Agreement and ancillary agreements;

     * the Company's cash needs and difficulties in securing financing to meet the requirements of its ongoing business operations;

     * the benefits to the Company resulting from the receipt of cash rather than other forms of potential consideration;

     * the belief that the terms of the Asset Purchase Agreement and the ancillary agreements are reasonable;

     *    the  expected  tax  and  accounting   treatment  of  the  transactions
          contemplated by the Asset Purchase Agreement and the ancillary agreements; and

     * the opinion of the Company's financial adviser dated March 14, 2001 to the effect that, as of that date and based upon and subject to certain matters stated in that opinion, the consideration being paid to the Company in connection with the Asset Sale is fair, from a financial point of view, to the stockholders of the Company.

     The Board also considered a number of potentially negative factors in its deliberations concerning the Asset Sale, including:

     * the possibility of market disruption that may be caused by the Company's decision to sell its core gum operations;

     * the risk that the Company may receive less than anticipated royalty income from sales of any P&G Products or Future Products, especially when considered in light of the potential long-term benefits that may have been realized by the Company if adequate financing to develop and market such products could have been obtained;

     *    the  potential  disadvantage  to the  Company  of losing  several  key employees associated with its gum operations and research and development activities, especially Gary S. Kehoe, the Company's President and Chief Operating Officer; and

     * the difficulties that may be encountered in continuing to meet the Company's obligations to Swedish Match under certain manufacturing agreements following the transfer to Wrigley of its gum manufacturing equipment.

     The foregoing discussion of information and factors considered by the Company's Board of Directors is not intended to be all-inclusive. In view of the wide variety of factors considered by the Board, the Board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. After taking into account all of the factors set forth above, the Board unanimously agreed that the Asset Purchase Agreement and the consummation of the Asset Sale were fair to and in the best interests of the Company and its stockholders, and that the Company should proceed with the Asset Sale.

     The Company's Board also believed that certain of the risks described above were unlikely to occur or were unlikely to have a material impact on the Company, while others could be avoided or mitigated by the Company, and that overall, the potential benefits of the Asset Sale outweighed the potential risks associated with the Asset Sale.

BACKGROUND OF THE ASSET SALE

     In 1998, following a significant management restructuring, the Company changed its principal strategy from developing, manufacturing, and distributing its own branded and private label gum products to developing, manufacturing, and packaging specialty gum products for sale and distribution by major branded and private label customers that it believed had the capital resources and distribution capability to promote and market specialty chewing gums on a large national and international scale.

     In connection with this change in strategy, the Company entered into manufacturing and/or distribution agreements with Breath Asure, Inc.; Ranier/DCP, Inc.; Heritage Consumer Products; Herbalife International, Inc., and Pharma-Green, Ltd. Since entering into these agreements, two of these companies have encountered severe financial difficulties, which has had an adverse impact on sales with respect to the Company's gum manufacturing operations. As a result of these developments and other factors, including the Company's lack of sufficient financial resources to successfully pursue the development, manufacturing, and sale of its own branded gum products, sales attributable to its gum operations declined significantly in 2000, resulting in significant losses to the Company.

     In furtherance of its new business strategy to seek partnerships or joint ventures with major consumer products companies to increase sales attributable to its gum operations, the Company also formed a joint venture with Swedish Match AB for the purpose of developing, manufacturing, marketing, and distributing non-tobacco nicotine products worldwide, and entered into a Joint Development Agreement with Procter & Gamble Co. to develop and market a line of consumer products.

     The Company also entered into a joint venture with Zensano, Inc. (the successor in interest to BioDelivery Technologies, Inc.) for the purpose of manufacturing, marketing, and distributing health-related products using a patented nasal gel technology. To develop, manufacture, and market these products, which include Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, the Company and BioDelivery Technologies, Inc. formed Gel Tech, LLC, an Arizona limited liability company, in which the Company has a 60% interest. As contemplated by the Operating Agreement of Gel Tech, LLC, the Company contributed $3.5 million to the joint venture in connection with its formation and has continued to fund its 60% share of expenses necessary to continue development and marketing of the Zicam(TM) line of products.

     In furtherance of the initial success of the Zicam(TM) line of products, the Company expanded its business strategy to include a focus on innovative nutrient and drug delivery systems, which included the development, manufacture, and distribution of specialty chewing gum products as well as products utilizing the nasal gel technology used in the Zicam(TM) line of products. Although the Company believes that it has significant opportunities in the innovative nutrient and drug delivery system market, the Company has had difficulties in obtaining sufficient capital resources to realize these opportunities.

     In light of these issues, the Board retained Credit Suisse First Boston in March 2000 as its financial adviser to advise the Board on a variety of strategic alternatives, including obtaining additional financing, pursuing other joint venture arrangements with corporate partners in the pharmaceutical and consumer products industries, and selling all or a portion of the Company's business and assets.

     In connection with the Company's pursuit of corporate partners to aid in the development, marketing, and distribution of its existing products and products under development, Mr. Gary Kehoe, the Company's President and Chief Operating Officer, contacted Mr. William Wrigley, Jr., Wrigley's President and Chief Executive Officer, in November 2000 for the purpose of considering Wrigley's participation in the distribution of products developed under the Joint Development Agreement between the Company and Procter & Gamble Co. On December 6, 2000, Mr. Kehoe met with Mr. Wrigley in Sedona, Arizona to discuss a corporate partnership between Wrigley and the Company regarding the distribution of any products developed under the Joint Development Agreement. At this meeting, Mr. Wrigley and Mr. Kehoe raised the possibility of Wrigley acquiring the Company's gum operations, which resulted in the execution of a confidentiality and non-disclosure agreement between the Company and Wrigley dated December 11, 2000.

     As a result of these initial discussions regarding a potential acquisition of the Company's gum operations, the Company's Board of Directors met on three separate occasions in December 2000 to discuss the potential benefits and risks associated with a potential sale of all or substantially all of the Company's assets related to its gum operations, including an assessment of the Company's ability to continue developing, manufacturing, and marketing specialty chewing gums on its own compared to the benefits and risks associated with a sale of the gum operations and other strategic alternatives.

     As a result of these meetings, the Board authorized Mr. Kehoe and Mr. Ken Waters, a Board member and a consultant authorized by the Board to handle negotiations regarding a proposed transaction, to meet with representatives of Wrigley and continue discussions regarding a possible acquisition offer from Wrigley. The Board also authorized Mr. Waters to engage the Company's financial advisor, Credit Suisse First Boston, to prepare a valuation analysis of the Company's gum operations.

     On January 4, 2001, a meeting was held in Phoenix, Arizona between Mr. Wrigley, Mr. Ron Waters, Wrigley's Chief Financial Officer, Mr. Duane Portwood, Wrigley's Director-Financial Analysis, and Mr. Gary McCullough, Wrigley's Senior Vice President-Americas, on behalf of Wrigley, and Mr. Kehoe and Mr. Waters, on behalf of the Company, for the purpose of discussing a possible acquisition by Wrigley of the Company's gum operations. On January 5, 2001, Mr. Kehoe and Mr.
Waters met with Mr. Wrigley, Mr. Waters, Mr. Portwood, and Mr. McCullough to discuss valuation of the Company's assets and a potential acquisition offer.

     On January 11, 2001, the Board met to discuss the meeting between representatives of the Company and Wrigley that occurred on January 5, 2001.

     On January 12, 2001, the Company received a proposal from Wrigley to purchase all of the Company's assets related to its gum operations excluding the assets related to the Company's joint venture with Swedish Match AB and the Company's rights and obligations under a manufacturing agreement with a Swedish Match affiliate to produce and package a specialty chewing gum. Following further negotiations and discussions between Messrs. Kehoe and Waters on behalf of the Company and Mr. Wrigley, Mr. Waters, and Mr. Howard Malovany, Wrigley's General Counsel, on behalf of Wrigley, the Company and Wrigley executed a letter of intent dated January 17, 2001 providing for Wrigley to purchase substantially all of the Company's assets relating to its gum operations for $25 million in cash plus certain related contingent income based on future sales, if any, of certain products jointly developed with Procter & Gamble Co. or internally developed by the Company, as well as an agreement by Wrigley to purchase 200,000 shares of the Company's common stock at the closing of the Asset Sale.

     On February 9, 2001, Mr. Waters and Mr. Kehoe, on behalf of the Company, met with Mr. Waters and Mr. Malovany, on behalf of Wrigley, to discuss various due diligence matters and to negotiate the terms of the draft Asset Purchase Agreement provided by Wrigley to the Company.

     On February 22, 2001, the Board met to discuss the then current status of the negotiations regarding the Asset Sale, at which meeting the terms of the draft Asset Purchase Agreement were reviewed by the Company's legal advisors and discussed by the members of the Board.

     On March 1 and 2, 2001, Mr. Waters and Kehoe, on behalf of the Company, met with Mr. Waters and Mr. Malovany, on behalf of Wrigley, together with their respective legal advisors, to continue discussions regarding various due diligence matters and the terms of the draft Asset Purchase Agreement.

     On March 2, 2001, the Company engaged Houlihan Financial Advisors, Inc. to undertake a study to enable it to render its opinion to the Board as to the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be received by the Company in connection with the Asset Sale.

     Following more extensive negotiations between representatives of the Company and Wrigley and their legal and financial advisors, and additional due diligence by Wrigley, the Board of Directors met on March 12, 2001 to discuss the terms of the current drafts of the Asset Purchase Agreement and ancillary documents. At this meeting, Houlihan Financial Advisors made an oral presentation to the Board as to the fairness of the consideration to be received by the Company in connection with the Asset Sale and responded to questions from members of the Board regarding its analysis.

     On March 14, 2001, the Company's Board of Directors met to review and discuss the final drafts of the Asset Purchase Agreement and ancillary documents and authorized management to finalize and execute those documents. The parties then entered into a definitive Asset Purchase Agreement on March 14, 2001. On March 15, 2001, the Company publicly announced the proposed Asset Sale to Wrigley.

THE ASSET PURCHASE AGREEMENT

     PURCHASER

     The purchaser of the assets related to the Company's gum and confectionery manufacturing operations will be Wm. Wrigley Jr. Company, a Delaware corporation. Wrigley is a public company with a principal place of business at 410 North Michigan Avenue, Chicago, Illinois 60611. Wrigley is engaged in the manufacturing and marketing of chewing gum products.

     ASSETS AND LIABILITIES SUBJECT TO THE ASSET SALE

     Excluding any assets related to the Company's joint venture and manufacturing arrangements with Swedish Match and its affiliates, the assets to be sold by the Company include all of the assets related to its gum and confectionery manufacturing operations, including the following:

     * substantially all intellectual property rights associated with the Company's gum and confectionery related functional products;

     * all rights and obligations under certain manufacturing agreements related to the Company's gum and confectionery related functional products;

     * substantially all equipment and machinery related to the Company's gum and confectionery related functional products;

     *    all rights and obligations under the Company's real property leases;

     * substantially all raw materials and packaging inventory related to the Company's gum and confectionery related functional products; and

     * all furniture, fixtures, and equipment, except for certain excluded items, located at the following locations: 246 E. Watkins Street, Phoenix, Arizona and 510 E. University Drive, Phoenix, Arizona.

     The Company will retain substantially all of its other assets, including cash, accounts receivable, inventories of finished gum products, its 60% interest in the capital and profits of Gel Tech, LLC, which markets and distributes Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, its 49% interest in the Swedish Match joint venture, and all packaging and certain raw materials specific to the manufacturing or distribution of certain gum and any non-gum products.

     As part of the Asset Sale, Wrigley also will assume certain liabilities related to the Company's gum and confectionery related functional products, including the obligations under both of the Company's real property leases and all gum manufacturing agreements other than the manufacturing agreements between the Company and affiliates of Swedish Match.

     PURCHASE PRICE

     The Company will sell the assets to Wrigley for $25,000,000 in cash. At closing, Wrigley will pay the Company $24,000,000 in cash. Within 60 days after the closing, Wrigley will pay the Company the remaining $1,000,000, less any costs incurred by Wrigley to rectify any deficiencies identified pursuant to any FDA inspections that may occur prior to the end of the 60-day period following the closing.

     As additional consideration, Wrigley will pay royalties to the Company equal to 5% of:

     * gross manufacturing sales, if any, of certain gums developed under the Company's Joint Development Agreement with Procter & Gamble Co. (the "P&G Products") for a period of three years after the first date on which any P&G Product is first launched for commercial sale, subject to a maximum of $1.2 million; and

     * net sales to third parties, if any, from certain specified gum products developed by the Company and selected for commercial launch by Wrigley (the "Future Products") for a period of three years after the first date on which any Future Product is first launched for commercial sale, but in no event after the fifth anniversary of the closing date of the Asset Sale.

     The Company will identify three potential Future Products and Wrigley will use its reasonable best efforts to evaluate the viability of those Future Products for development, production and sale as Wrigley products. If Wrigley determines that any Future Product is suitable for development and production, it will perform standard qualitative and quantitative testing with respect to that Future Product and, if satisfied with the results of such testing, will act reasonably and in good faith with a view to launching that Future Product for commercial sale.

     Wrigley also will assume certain specified liabilities from the Company, including any remaining obligations under the Company's real property leases. In addition, Wrigley will provide manufacturing and distribution support for certain products retained by the Company for a specified period after closing, including entering into a manufacturing agreement with the Company pursuant to which Wrigley will manufacture and package non-tobacco nicotine products for a period of three years after the closing date of the Asset Sale in order to meet the Company's obligations pursuant to the joint venture with Swedish Match, and will provide warehouse support and services for the Company's Zicam(TM) line of products at no cost for a period of up to six months after the closing.

     At the closing, Wrigley also will purchase 200,000 shares of the Company's common stock pursuant to the Securities Purchase Agreement described under "The Asset Sale - Other Agreements in Connection with the Asset Sale." Wrigley will purchase the shares at a price of $7.50938 per share, which was calculated by determining the average of the closing bid prices of the Company's common stock for the 10 trading days ending March 6, 2001. Pursuant to the Securities Purchase Agreement, Wrigley will agree that it will not resell any portion of the 200,000 shares prior to the six month anniversary of the closing date, subject to certain extraordinary corporate transactions by the Company, and, following the six month anniversary, will not sell during any 30-day period more than the greater of 1% of the Company's outstanding shares of common stock or the average weekly trading volume for the Company's common stock for the four-week period prior to the proposed transfer. The Company also has agreed to grant Wrigley certain registration rights pursuant to which the Company will register the 200,000 shares held by Wrigley for public resale.

     CONDITIONS TO CLOSING

     Wrigley's obligation to complete the Asset Sale as contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of the following conditions:

     * All of the Company's representations and warranties in the Asset Purchase Agreement must be true and correct in all material respects as of the closing date;

     *    The  Company  must  have  satisfied  all  covenants,   agreements  and
          conditions required by the Asset Purchase Agreement;

     * No action pertaining to the assets or the transactions contemplated by the Asset Purchase Agreement shall have been threatened or pending in any court or administrative agency that seeks to (i) prohibit or impose any material limitation on Wrigley's ownership or operation of any material portion of the gum or confectionery manufacturing assets;
          (ii) restrain or prohibit the consummation of the closing of the Asset Sale; or (iii) impose material limitations on Wrigley's ability to effectively exercise its rights of ownership with respect to the gum and confectionery manufacturing assets;

     * No adverse material adverse change regarding the gum and confectionery manufacturing assets shall have occurred prior to the closing date;

     * The Asset Sale must have been approved by the holders of at least a majority of the Company's outstanding common shares;

     * All material consents necessary for the Company to complete the transactions contemplated by the Asset Purchase Agreement shall have been obtained, including, without limitation, the consent of Swedish Match regarding the transfer to Wrigley of the Company's manufacturing obligations relating to non-tobacco nicotine products and the consent of the Company's landlord regarding the transfer to Wrigley of the leases for the Company's manufacturing and warehousing facilities; and

     *    Procter  &  Gamble  Co.  must  consent  to  Wrigley   performing   the
          manufacturing services of the Company as set forth in the Joint Development Agreement between the Company and Procter & Gamble Co.

     The obligation of the Company to complete the Asset Sale under the Asset Purchase Agreement is subject to the satisfaction or waiver of the following conditions:

     * All of Wrigley's representations and warranties in the Asset Purchase Agreement must be true and correct in all material respects as of the closing date;

     * Wrigley must have satisfied all covenants, agreements and conditions required by the Asset Purchase Agreement;

     * No action shall have been threatened or pending that would restrain or prohibit the Asset Sale;

     * The Asset Sale must have been approved by the holders of at least a majority of the Company's outstanding common shares;

     * All material consents necessary for the Company to complete the transactions contemplated by the Asset Purchase Agreement shall have been obtained, including, without limitation, the consent of Swedish Match regarding the transfer to Wrigley of the Company's manufacturing obligations relating to non-tobacco nicotine products and the consent of the Company's landlord regarding the transfer to Wrigley of the leases for the Company's manufacturing and warehousing facilities; and

     *    Procter  &  Gamble  Co.  must  consent  to  Wrigley   performing   the
          manufacturing services of the Company as set forth in the Joint Development Agreement between the Company and Procter & Gamble Co.

     INDEMNIFICATION OBLIGATIONS

     The Company has agreed to indemnify Wrigley against any liabilities, including reasonable legal fees and expenses, that Wrigley may incur ("Losses") as a result of (i) any breach by the Company of any of the representations, warranties, covenants or agreements of the Company under the Asset Purchase
Agreement or (ii) any failure by the Company to satisfy its retained liabilities. These indemnification obligations will survive the closing, except the indemnification obligations regarding the Company's representations and warranties, which will terminate on December 31, 2002 or, in the case of tax-related matters, 90 days after the expiration of the applicable statute of limitations.

     The aggregate amount of Losses (excluding Losses related to retained liabilities) for which the Company has agreed to be liable may not exceed $25,000,000. Furthermore, the Company is not required to indemnify Wrigley (excluding Losses related to taxes or retained liabilities) until, and only to the extent that, Losses exceed $100,000.

     NO SOLICITATION

     The Company has agreed that it will not, and will not permit its employees, officers, directors, agents or representatives to, solicit any sale or acquisition of the Company's gum and confectionery manufacturing assets to a third party. If any third party seeks to participate in discussions or negotiations regarding any of these transactions, the Company has agreed not to participate in any of these discussions or negotiations, furnish any information with respect to the gum and confectionery manufacturing assets, or otherwise cooperate in or encourage the effort. The Company, however, may participate in discussions or negotiations and furnish information about the assets being transferred in the proposed Asset Sale if it receives an unsolicited bona fide proposal to acquire these assets and the Company's Board of Directors determines in good faith that such proposal is more favorable to the Company and its stockholders from a financial point of view than the transactions contemplated by the Asset Purchase Agreement (a "Superior Proposal"), subject to fulfillment of certain other conditions.

     TERMINATION

     The Asset Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the closing by:

     *    the mutual written consent of the Company and Wrigley;

     * Wrigley if any of the conditions precedent to its closing the Asset Sale shall become incapable of fulfillment;

     * the Company if any of the conditions precedent to its closing the Asset Sale shall become incapable of fulfillment;

     * either party if the Asset Sale is not consummated on or before August 1, 2001; or

     * Wrigley if the Company's Board of Directors shall have withdrawn, modified or changed in any manner adverse to Wrigley its approval or recommendation of the Asset Purchase Agreement or the transactions contemplated by that agreement, approved or recommended an acquisition proposal with a third party, or executed an agreement in principle or a definitive agreement relating to an acquisition proposal with a third party or similar business combination with a third party.

     If the Company unilaterally terminates the Asset Purchase Agreement for a reason other than the failure to satisfy any of the conditions precedent to its closing the Asset Sale or the failure of the closing to occur by August 1, 2001, or Wrigley unilaterally terminates the Asset Purchase Agreement because the Company's Board of Directors has approved or entered into an agreement relating to an acquisition of the Company's assets related to its gum operations by a third party, then the Company must pay Wrigley $500,000 in cash on the business day following the termination.

     If Wrigley unilaterally terminates the Asset Purchase Agreement for a reason other than the failure to satisfy any of the conditions precedent to its closing the Asset Sale or the failure of the closing to occur by August 1, 2001, then Wrigley must pay the Company $500,000 in cash on the business day following the termination.

     AMENDMENT

     Any amendment or modification to the Asset Purchase Agreement will only be effective if in writing and signed by the parties.

THE FAIRNESS OPINION

     On March 14, 2001, Houlihan delivered its opinion to the Board of Directors that the consideration being paid to the Company in connection with the Asset Sale is fair to the Company's stockholders from a financial point of view. The full text of the written opinion of Houlihan, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Appendix B and incorporated herein by reference and should be carefully read in its entirety. The fairness opinion does not constitute a recommendation to any stockholder to vote in favor of the Asset Sale.

     In developing the fairness opinion, Houlihan, among other things:

     * analyzed the fairness of the terms of the transaction, including the assets transferred, the assets excluded, the liabilities being assumed, and the book value of the transferred assets;
     * reviewed the Company's annual financial statements for the fiscal years ending December 1998, 1999, and 2000;
     * reviewed lines of operation relating to the Company's joint ventures with Swedish Match AB and Zensano, Inc.;
     *    analyzed financial projections provided by the Company;
     * queried several on-line sources for news, press releases and other research for the drug delivery system and human biotechnology industry, as well as other industries relevant to the Company's current lines of operation;
     * examined trends in historical stock prices of companies comparable to the Company relative to the Nasdaq, S&P, and Dow Jones Market Indexes;
     * queried, reviewed, and analyzed transactional data from mergers and acquisitions within the drug delivery systems industry; and
     * analyzed, from a financial perspective, comparable public drug delivery systems companies.

     In rendering its opinion, Houlihan has relied upon the accuracy and completeness of the information provided by the Company and the available public information from sources deemed reliable. Houlihan made no independent verification of any of such information. Houlihan also has made no independent appraisal of the assets being transferred from the Company to Wrigley. The scope of Houlihan's analyses and examination was limited to the capital structure of the Company and the fairness, from a financial point of view, of the terms of the contemplated transaction to the Company's stockholders.

     The Company has agreed to pay Houlihan a fee of $100,000 for its services in connection with the proposed Asset Sale including its rendering of the written opinion relating to the proposed Asset Sale referred to above. This fee is payable whether or not the proposed Asset Sale is consummated.

     Houlihan did not participate in structuring or negotiating the proposed Asset Sale or the form or amount of the consideration to be paid in connection with the Asset Sale.

     The Board of Directors of the Company retained Houlihan on the recommendation of the Company's financial advisor, Credit Suisse First Boston, and on the basis of the firm's reputation, experience and familiarity with merger and acquisition transactions. As part of its investment and financial advisory business, Houlihan is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

FINANCIAL ADVISOR

     The Company's financial advisor, Credit Suisse First Boston, assisted the Company in preparing a valuation of its assets in connection with the proposed Asset Sale and has provided other financial advisory services since March 2000. Upon the closing of the transaction contemplated by the Asset Purchase Agreement, the Company will be obligated to pay Credit Suisse First Boston a transaction fee equal to $450,000.

OTHER AGREEMENTS IN CONNECTION WITH THE ASSET SALE

     In connection with the Asset Sale, the parties propose to enter into the following agreements:

     SECURITIES PURCHASE AGREEMENT

     In connection with the closing of the Asset Sale, Wrigley has agreed to purchase for investment purposes 200,000 shares of the Company's common stock for an aggregate purchase price equal to $1,501,876 in cash, which represents a price per share equal to $7.50938, the 10-day average closing price for the period from February 21, 2001 through March 6, 2001. Wrigley will agree not to sell any of the acquired shares prior to the six month anniversary of the closing date, subject to certain extraordinary corporate transactions by the Company, and, following the six month anniversary, not to sell during any 30-day period more than the greater of 1% of the Company's outstanding shares of common stock or the average weekly trading volume for the Company's common stock for the four week period prior to the proposed sale.

     REGISTRATION RIGHTS AGREEMENT

     Pursuant to this agreement, the Company will grant certain registration rights to Wrigley covering the resale of the 200,000 shares of the Company's common stock purchased by Wrigley pursuant to the Securities Purchase Agreement. These registration rights include demand registration rights pursuant to which the Company must file a registration statement on Wrigley's behalf in response to Wrigley's demand, and piggyback registration rights, pursuant to which Wrigley will have the right to receive notice of and include its shares in any other registration statement filed by the Company. These registration rights may not be exercised by Wrigley, however, until the earlier to occur of the six month anniversary of the closing or a change in control of the Company. If the Company is required to register the 200,000 shares of common stock acquired by Wrigley pursuant to this agreement, the Company will be obligated to pay all costs associated with that registration.

     ROYALTY AGREEMENTS

     Pursuant to these agreements, Wrigley will pay royalties to the Company equal to 5% of:

     * gross manufacturing sales, if any, from any products developed under the Company's Joint Development Agreement with Procter & Gamble Co. (the "P&G Products") for a period of three years after the first date on which any P&G Product is first launched for commercial sale, subject to a maximum of $1.2 million; and

     * net sales to third parties, if any, from certain specified gum products developed by the Company and selected for commercial launch by Wrigley (the "Future Products") for a period of three years after the first date on which any Future Product is launched for commercial sale, but in no event after the fifth anniversary of the closing date of the Asset Sale.

     The Company will identify three potential Future Products and Wrigley will use its reasonable best efforts to evaluate the viability of those Future Products for development, production, and sale as Wrigley products. If Wrigley determines that any Future Product is suitable for development and production, it will perform standard qualitative and quantitative testing with respect to that Future Product and, if satisfied with the results of such testing, will act reasonably and in good faith with a view to launching that Future Product for commercial sale.

     MANUFACTURING AGREEMENT

     Wrigley has agreed to enter into a Manufacturing Agreement with the Company dated the date of closing of the Asset Sale providing for the manufacturing and packaging of non-tobacco nicotine products developed pursuant to the Company's joint venture with Swedish Match. Pursuant to this agreement, Wrigley has agreed to manufacture and package non-tobacco nicotine products according to specifications provided by the joint venture company at Wrigley's cost. Wrigley will be obligated under this agreement to manufacture and package non-tobacco nicotine products for a period of three years following the closing date of the Asset Sale.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material U.S. federal income tax consequences of the Asset Sale is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable state, local, or foreign tax laws or other federal tax laws.

     The Company will recognize taxable gain from the Asset Sale in an amount equal to the difference between the amount realized by the Company from the Asset Sale and the Company's adjusted tax basis in the assets sold. The amount realized by the Company from the Asset Sale will equal the sum of

     *    the cash consideration to be received by the Company from Wrigley;

     *    the amount of the liabilities assumed by Wrigley;

     * the aggregate amount of liabilities to which the assets being transferred are subject;

     * the amounts that may be received by the Company under the Royalty Agreements; and

     * the value of the manufacturing services provided by Wrigley to the Company under the Manufacturing Agreement.

     Because the Company had a federal net operating loss carryforward of approximately $38 million as of December 31, 2000, the Company anticipates that the projected gain generated by the Asset Sale will be completely offset by such net operating losses for federal regular income tax purposes and, as a consequence, the Company will incur no federal regular income tax liability in connection with the Asset Sale.

     The Company anticipates that it will, however, incur a federal alternative minimum income tax liability in connection with the Asset Sale because, under current law, alternative minimum taxable income can be reduced by only 90% of net operating losses. Accordingly, the remaining 10% of alternative minimum taxable income associated with the Asset Sale would be taxed at the alternative minimum tax rate of 20% applicable to corporations, resulting in an effective alternative minimum tax rate of 2% (.10 x .20) to the Company on the gain from the Asset Sale. On this basis, the Company does not expect its federal income tax liability associated with the Asset Sale to be material to its financial position.

     A small portion of the gain, including elements of the gain associated with the Royalty Agreements and the Manufacturing Agreement, and related taxes, may be deferred in accordance with the installment method of reporting until taxable years after the year in which the Asset Sale is concluded. However, installment reporting does not apply to the sale of certain assets, including inventory. Additionally, there are restrictions on the deferral of gain if the deferred payment obligations exceed certain specified monetary limits. Further, the benefits of installment reporting are reduced under special rules involved in the computation of the alternative minimum tax. Lastly, management may determine it to be in the best interests of the Company to waive installment reporting with respect to gain recognized in taxable years after the year in which the Asset Sale is concluded.

     The  Asset  Sale  will  not  result  in  any  direct   federal  income  tax
consequences to stockholders of the Company.

                                  RISK FACTORS

     In addition to the other information included elsewhere in this proxy statement, the following factors should be considered carefully in determining whether to vote in favor of the proposal to authorize the Asset Sale pursuant to the Asset Purchase Agreement.

THE ASSET SALE MAY NOT BE COMPLETED EVEN IF APPROVED BY STOCKHOLDERS.

     The completion of the Asset Sale is subject to a number of conditions, some of which are not within the control of the Company. Even if the Company's stockholders vote to authorize the Asset Sale pursuant to the Asset Purchase Agreement, there can be no assurance that the Asset Sale will be completed. If the Asset Sale is not completed, the Company may not be able to sell its assets on terms as favorable as those provided in the Asset Purchase Agreement, if at all. In that event, unless the Company can secure additional financing or significantly increase sales attributable to its gum operations, the Company may be forced to shut down or find another buyer for its gum manufacturing operations. See "The Asset Sale-The Asset Purchase Agreement-Closing Conditions."

THE  COMPANY  MAY  INCUR A  BREAKUP  FEE IF IT  TERMINATES  THE  ASSET  PURCHASE
AGREEMENT.

     If the Company unilaterally terminates the Asset Purchase Agreement for a reason other than the failure to fulfill any of the conditions to closing in favor of the Company or the failure of the parties to complete the transaction on or before August 1, 2001, the Company will be required to pay Wrigley $500,000 as liquidated damages. The Company also will be required to pay Wrigley liquidated damages equal to $500,000 if Wrigley exercises its right to terminate the Asset Purchase Agreement because the Company's Board of Directors withdraws, modifies or changes its approval or recommendation of the Asset Sale in a manner adverse to Wrigley, or approves or recommends an acquisition proposal to sell the Company's assets to a third party, or the Company executes an agreement in principle or a definitive agreement relating to an acquisition proposal or similar business combination with an entity or person other than Wrigley or its affiliates. See "The Asset Sale-The Asset Purchase Agreement-Termination."

ADDITIONAL CONSIDERATION MAY NOT BE REALIZED OR MAY BE LESS THAN ANTICIPATED.

     In addition to the $25 million in cash to be received by the Company as consideration for the transfer of the assets related to its gum business, the Company also is entitled to receive royalties equal to 5% of any future sales of any Future Products or P&G Products. In evaluating this potential additional consideration, stockholders should consider that the total amount of royalties that may be paid pursuant to future sales of any P&G Products are capped at $1.2 million, that the payment of royalties is limited to sales occurring within a three-year period following the initial launch of any Future Product or P&G Product, which, with respect to any Future Product, may not exceed the fifth anniversary of the closing date of the Asset Sale, and that none of the products identified by the parties as potential products to be sold in the future by Wrigley is currently ready to launch. As a result, there can be no assurance that the Company will receive the amount of royalties anticipated from these arrangements, or that it will receive any royalties at all.

THE COMPANY MAY ENCOUNTER DIFFICULTIES IN ASSIGNING ITS OBLIGATIONS UNDER CERTAIN EXISTING CONTRACTS.

     The Company currently is a party to a number of existing contracts under which it owes obligations to third parties. Typically, these contracts require prior written consent of the other party before the rights and obligations under such contracts may be assigned by the Company. Given that most of the provisions requiring consent also impose a duty on the other party not to withhold consent unreasonably, the Company does not believe that obtaining consents to the assignment of most of its contracts will be difficult. There can be no assurance, however, that the Company will be successful in obtaining all required consents prior to the closing. In addition, Wrigley will not assume any of the Company's obligations under its manufacturing agreement with an affiliate of Swedish Match to produce a specialty chewing gum currently under development. Given that the Company will no longer own the manufacturing facilities and equipment to produce such products, the Company must find an alternative arrangement satisfactory to Swedish Match to avoid a breach of that agreement. In addition, although Wrigley has agreed to manufacture and package non-tobacco nicotine products under the Manufacturing Agreement with the Company for a period of three years following the closing in order to fulfill the Company's obligations to Swedish Match pursuant to the joint venture, Swedish Match has not agreed to provide its consent to the assignment of such obligations. If the Company is unable to find an alternative arrangement satisfactory to Swedish Match and obtain any required consents from Swedish Match prior to closing, either Wrigley or the Company may elect not to consummate the Asset Sale. If Wrigley and the Company choose to waive this condition, Swedish Match may bring a claim against the Company asserting a material breach by the Company of its obligations to Swedish Match under the joint venture or the manufacturing agreement with the Swedish Match affiliate. In that case, the Company's joint venture relationship with Swedish Match could be materially and adversely affected, which could materially and adversely affect the Company's financial condition and results of operations. There can be no assurance that the Company will be able to negotiate a satisfactory arrangement with Swedish Match or obtain any required consents from Swedish Match prior to the closing.

WRIGLEY MAY PURCHASE COMMON STOCK AT A PRICE BELOW THE MARKET PRICE AS OF THE CLOSING.

     In connection with the Asset Sale, Wrigley has agreed to purchase 200,000 shares of the Company's common stock at a fixed price of $7.50938 per share, which equals the 10-day average closing price for the period from February 21, 2001 through March 6, 2001. If the price of the Company's common stock at the closing is greater than the fixed price at which the Company and Wrigley agreed that the 200,000 shares would be sold to Wrigley, the issuance of those shares will be dilutive to stockholders as of the closing date and could have a negative effect on the market price of the Company's common stock at the closing.

WRIGLEY MAY SELL A SIGNIFICANT PORTION OF THE COMPANY'S COMMON STOCK FOLLOWING THE SIX MONTH ANNIVERSARY OF THE CLOSING.

     Although Wrigley will agree not to sell any shares of the Company's common stock purchased in connection with the closing for the first six months following the closing, except in connection with certain extraordinary transactions by the Company, the amount of shares that Wrigley may sell after the six-month anniversary is significant. To the extent Wrigley chooses to sell a substantial amount of shares at that time, the sales could have a material adverse effect on the market price of the Company's common stock unless the trading volume of the common stock increases significantly from recent historical levels.

THE COMPANY MAY BE UNABLE TO SUCCESSFULLY CAPITALIZE ON OPPORTUNITIES IN THE INNOVATIVE NUTRIENT AND DRUG DELIVERY SYSTEM MARKET.

     A major factor involved in the Board's decision to approve and recommend the Asset Sale to the Company's stockholders was that the cash proceeds realized from the sale of the assets related to its gum operations could be used to pursue various opportunities in the innovative nutrient and drug delivery system market. Even if the Asset Sale is completed, however, there can be no assurance that the presence or expenditure of such funds will enable the Company to successfully achieve its objectives in this regard. Specifically, there can be no assurance that the proceeds to be received from the Asset Sale will be sufficient to effectively continue the development, marketing, and promotion of Zicam(TM) Cold Remedy and Zicam(TM) Allergy Relief, or to successfully develop, launch and market any potential new products.

THE COMPANY MAY BE UNABLE TO REPLACE ITS RESEARCH AND DEVELOPMENT CAPABILITIES AND PERSONNEL.

     Given that the assets being transferred to Wrigley include the Company's research and development facilities and that Gary Kehoe and certain other key employees essential to the Company's research and development efforts are expected to become employees of Wrigley following the closing, the Company's ability to perform research and development with respect to new products in the innovative nutrient and drug delivery system market will depend on its ability to replace these resources. Because individuals with the experience and skills of these research and development personnel will be difficult to replace, there can be no assurance that the Company will be successful in this regard, which could have an adverse effect on its ability to develop new products in the innovative nutrient and drug delivery system market.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of April 16, 2001, the ownership of the Company's common stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's common stock, (ii) each of the Company's directors, (iii) certain executive officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated subject to applicable community property law.

                                          NUMBER OF SHARES   PERCENTAGE OF CLASS
  NAME & ADDRESS(1)                           OWNED(2)             OWNED(2)
  -----------------                       ----------------   -------------------
Gary S. Kehoe                                 242,900 (3)            2.6%
William D. Boone                               85,200 (4)            0.9%
Edward E. Faber                                 5,000 (5)            0.1%
William J. Hemelt                              78,000 (6)            0.8%
Edward J. Walsh                                 5,000 (7)            0.1%
Kenneth R. Waters                              22,500 (8)            0.2%
William A. Yuan                                30,071 (9)            0.3%
Michael A. Zeher                                5,000 (10)           0.1%
All directors and executive officers
 of the Company as a group (eight persons)    473,671                5.0%

----------
(1) The address of all stockholders listed in the table is in care of the Company at 246 E. Watkins Street, Phoenix, Arizona 85004.
(2) The numbers and percentages shown include the shares of common stock actually owned as of April 16, 2001 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 16, 2001 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(3) Includes options to purchase 70,000 shares at $11.75 per share, 10,000 shares at $12.5625 per share, and 9,000 shares at $13.3125 per share held by Mr. Kehoe.
(4) Includes options to purchase 10,000 shares at $12.5625 per share and 5,000 shares at $13.3125 per share held by Mr. Boone.
(5) Includes options to purchase 5,000 shares at $14.3125 per share held by Mr. Faber.
(6) Includes options to purchase 29,000 shares at $5.50 per share, 16,000 share at $12.5625 per share, and 9,000 shares at $13.3125 per share held by Mr. Hemelt.
(7) Includes options to purchase 5,000 shares at $14.3125 per share held by Mr. Walsh.
(8) Includes options to purchase 10,000 shares at $12.5625 per share and 10,000 shares at $12.25 per share held by Mr. Waters.
(9) Includes options to purchase 10,000 shares at $12.5625 per share and 10,000 shares at $13.3125 held by Mr. Yuan.
(10) Includes options to purchase 5,000 shares at $16.125 held by Mr. Zeher.

                              STOCKHOLDER PROPOSALS

     Any stockholder desiring to have a proposal included in our proxy statement for the Company's 2001 Annual Meeting must have delivered such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to our principal offices no later than December 31, 2000.

                                  OTHER MATTERS

     Our Board of Directors is not presently aware of any matters to be presented at the special meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549 and at the Regional Offices at 7 World Trade Center, Suite 1300, New York, NY and at Northwestern Atrium Center, Suite 1400, 500 W. Madison Street, Chicago, IL. Copies of such information also may be obtained by mail from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically.

                               GUM TECH INTERNATIONAL, INC.


                               William J. Hemelt
                               Secretary

April __, 2001

                    PRO FORMA UNAUDITED FINANCIAL INFORMATION


                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           PAGE
                                                                           ----

Proforma Condensed Financial Statements Summary of Presentation             F-2

Proforma Condensed Balance Sheet as of December 31, 2000                    F-3

Proforma Condensed Statement of Operations for the year
  ended December 31, 2000                                                   F-5

Notes to Proforma Condensed Financial Statements                            F-6

                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
              PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited proforma condensed consolidated financial statements gives effect to the sale of selected assets of Gum Tech International, Inc.'s (the "Company's") gum business to Wm. Wrigley Jr. Company ("Wrigley"). The proforma condensed consolidated financial statements are based on the Company's historical financial statements and estimates and assumptions set forth below.

The proforma condensed consolidated balance sheet as of December 31, 2000 gives effect to the sale of selected assets of the Company's gum business to Wrigley as if the sale took place on December 31, 2000.

The proforma condensed consolidated statement of operations for the year ended December 31, 2000 includes the sale of selected assets of the Company's gum business as if the transaction was completed at the beginning of the year.

Proforma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited proforma financial information presented herein is not necessarily indicative of the results of operations or financial position that the Company would have obtained had such events occurred at the beginning of the year, as assumed, or of the future results of the Company. The proforma financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

                                                           Proforma            Proforma
                                                          Adjustments          Combined
                                                          -----------         -----------
Current Assets:
  Cash and cash equivalents          $  4,672,318         $23,300,000  (1)    $29,474,194
                                                            1,501,876  (2)
  Accounts receivable                   4,199,642                  --           4,199,642
  Inventories                           3,056,782            (908,821) (1)      2,147,961
  Prepaid expenses                        119,715                  --             119,715
  Note receivable                         150,000                  --             150,000
                                     ------------         -----------         -----------

        Total Current Assets           12,198,457          23,893,055          36,091,512
                                     ------------         -----------         -----------
Property and Equipment, at cost:
  Machinery and equipment               5,255,308          (5,255,308) (1)             --
  Office furniture and equipment          350,076            (313,421) (1)         36,655
  Leasehold improvements                  553,288            (551,176) (1)          2,112
                                     ------------         -----------         -----------
                                        6,158,672          (6,119,905)             38,767
  Less accumulated depreciation        (2,166,093)          2,154,501  (1)        (11,592)
                                     ------------         -----------         -----------

        Net Property and Equipment      3,992,579          (3,965,404)             27,175
                                     ------------         -----------         -----------
Other Assets:
  Deposits                                789,868            (743,881) (1)         45,987
  Accounts receivable                          --           1,000,000  (1)      1,000,000
                                     ------------         -----------         -----------

        Total Other Assets                789,868             256,119           1,045,987
                                     ------------         -----------         -----------

        Total Assets                 $ 16,980,904         $20,183,770         $37,164,674
                                     ============         ===========         ===========

              The accompanying notes are an integral part of these
             proforma condensed consolidated financial statements.

                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                          Proforma           Proforma
                                                                         Adjustments         Combined
                                                                         -----------         --------
Current Liabilities:
  Accounts payable and accrued expenses                $  3,780,264      $   400,000 (1)    $ 4,180,264
  Customer deposits                                          64,862               --             64,862
  Sales returns and allowances                              855,760               --            855,760
  Notes payable                                           1,000,000               --          1,000,000
  Current portion of long-term debt                           2,956               --              2,956
                                                       ------------      -----------        -----------

        Total Current Liabilities                         5,703,842          400,000          6,103,842
                                                       ------------      -----------        -----------

Minority interest in consolidated affiliate                (107,547)              --           (107,547)
                                                       ------------      -----------        -----------

Commitments and Contingencies                                    --               --                 --

Stockholders' Equity:
  Preferred stock                                                --               --                 --
  Common stock                                           30,459,362        1,501,876 (2)     31,961,238
  Additional paid in capital                              3,675,699               --          3,675,699
  Accumulated deficit                                   (22,750,452)      18,281,894 (1)     (4,468,558)
                                                       ------------      -----------        -----------

        Total Stockholders' Equity                       11,384,609       19,783,770         31,168,379
                                                       ------------      -----------        -----------

        Total Liabilities and Stockholders' Equity     $ 16,980,904      $20,183,770        $37,164,674
                                                       ============      ===========        ===========

              The accompanying notes are an integral part of these
             proforma condensed consolidated financial statements.

                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                               Proforma            Proforma
                                                                              Adjustments          Combined
                                                                              -----------          --------
Net sales                                                 $ 13,377,889        $(2,560,603) (3)    $10,817,286

Cost of sales                                                7,151,903         (3,740,999) (3)      3,410,904
                                                          ------------        -----------         -----------
        Gross Profit                                         6,225,986          1,180,396           7,406,382

Operating expenses                                          16,753,166           (992,893) (3)     15,760,273
Research and development                                       782,383           (348,823) (3)        433,560
                                                          ------------        -----------         -----------

        Income (Loss) From Operations                      (11,309,563)         2,522,112          (8,787,451)
                                                          ------------        -----------         -----------

Other Income (Expense):
  Gain on sale of gum operations                                    --         18,681,894  (5)     18,681,894
  Interest and other income                                    274,225              --                274,225
  Other income                                               1,634,279         (1,625,000) (3)          9,279
  Interest expense                                            (458,460)            25,223  (4)       (433,237)
                                                          ------------        -----------         -----------

        Total Other Income (Expense)                         1,450,044         17,082,117          18,532,161
                                                          ------------        -----------         -----------
Income (Loss) Before Provision For
 Income Taxes and Minority Interest                         (9,859,519)        19,604,229           9,744,710

Provision for income taxes                                       8,585            400,000  (5)        408,585
Minority interest in earnings of consolidated
 affiliate                                                   2,667,165                 --           2,667,165
                                                          ------------        -----------         -----------

Net Income (Loss)                                           (7,200,939)        19,204,229          12,003,290

Preferred stock dividends                                       12,005                 --              12,005
                                                          ------------        -----------         -----------
Net Income (Loss) Applicable to Common Shareholders       $ (7,212,944)       $19,204,229         $11,991,285
                                                          ============        ===========         ===========

Net Income (Loss) Per Share of Common Stock:
 Basic                                                    $       (.81)                           $      1.32
 Diluted                                                  $       (.81)                           $      1.26

Weighted Average Number of Common Shares Outstanding:
  Basic                                                      8,906,635                              9,106,635
  Diluted                                                    8,906,635                              9,487,045

              The accompanying notes are an integral part of these
             proforma condensed consolidated financial statements.

                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

     On March 14, 2001, the Company executed an Asset Purchase Agreement (the "Agreement") for the sale of selected assets of the Company's gum business to Wrigley. The sales price is $25,000,000 which consists of $24,000,000 in cash at closing and a holdback of $1,000,000 which is payable within sixty days after the closing date. The holdback is payable subject to any expenses paid by Wrigley to satisfy any Food and Drug Administration ("FDA") recommendations pursuant to an inspection of the Real Property by an inspector of the FDA under the rules and regulations of the FDA. The assets sold consist of the Company's manufacturing operations and certain other assets associated the its gum business, excluding cash and accounts receivable. The Agreement also provides for royalty payments on certain gum products. The sale is subject to a number of conditions, including approval by the shareholders of the Company and is expected to be completed during the second quarter of 2001.

     Under the arrangement, Wrigley will also purchase 200,000 shares of the Company's common stock for investment purposes for $7.50938 per share (based on the average market price for a recently completed ten day trading period) for a total of $1,501,876.

     The proforma condensed consolidated balance sheet as of December 31, 2000 gives effect to the sale of selected assets of the Company's gum business to Wrigley as if the sale took place on December 31, 2000.

     The proforma condensed consolidated statement of operations for the year ended December 31, 2000 includes the sale of selected assets of the Company's gum business as if the transaction was completed on January 1, 2000.

2. PROFORMA NET INCOME (LOSS) PER SHARE OF COMMON STOCK

     The proforma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding during the year after giving effect to the sale of 200,000 shares of common stock to Wrigley.

3. PROFORMA ADJUSTMENTS

     Adjustments to present the proforma condensed consolidated financial statements are as follows:

     1. Adjustment to record the sales proceeds for the sale of selected assets of the Company's gum business to Wrigley and to remove the assets sold as of December 31, 2000. Includes payment of estimated legal, appraisal, consulting and other estimated costs of the sale of approximately $700,000. Also includes an accrual of $400,000 for estimated federal alternative minimum tax that would be due as a result of the gain on sale.

     2. Adjustment to record the sale of 200,000 shares of the Company's common stock for $1,501,876 under the arrangement with Wrigley.

     3.   Adjustment to remove the operations of the gum business for the year.

                   GUM TECH INTERNATIONAL, INC. AND SUBSIDIARY
           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS


3. PROFORMA ADJUSTMENTS (CONTINUED)

     4. Adjustment to remove the interest expense incurred on the notes payable of the gum business. The notes are assumed to have been repaid at the beginning of the year for purposes of the statement of operations.


     5. Adjustment to record the estimated gain on the sale of the gum business. Includes estimated federal alternative minimum tax that would be due as a result of the gain on sale. There is no regular income tax expense on the gain on sale as a result of the utilization of net operating loss carryovers.

                                                                      APPENDIX A


                            ASSET PURCHASE AGREEMENT
This Exhibit contains Confidential Information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 as amended. The Confidential Information on pages 2, 5, and 11, has been replaced with a *.

                            ASSET PURCHASE AGREEMENT


                                 by and between


                            WM. WRIGLEY JR. COMPANY


                                       and


                          GUM TECH INTERNATIONAL, INC.



                           Dated as of March 14, 2001

                                TABLE OF CONTENTS

ARTICLE I
   PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES...................   1
   1.1   Certain Definitions ...............................................   1
   1.2   Purchase and Sale of Assets .......................................   6
   1.3   Allocation of Purchase Price ......................................   7
   1.4   Assumed Liabilities ...............................................   7

ARTICLE II
   CLOSING .................................................................   8
   2.1   Closing ...........................................................   8
   2.2   BUYER's Conditions to Closing .....................................   9
   2.3   SELLER's Conditions to Closing ....................................  11
   2.4   Payment of Remaining Purchase Price Amount ........................  12

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF SELLER ................................  13
   3.1   SELLER's Authority; No Conflicts ..................................  13
   3.2   Title to Tangible Assets ..........................................  14
   3.3   Financial Statements ..............................................  14
   3.4   No Undisclosed Liabilities ........................................  15
   3.5   Inventory .........................................................  15
   3.6   Real Property .....................................................  15
   3.7   Leases ............................................................  16
   3.8   Plant and Equipment ...............................................  16
   3.9   Employee Benefit Plans; ERISA .....................................  17
   3.10  Environmental Matters .............................................  18
   3.11  Customers and Suppliers ...........................................  20
   3.12  Insurance .........................................................  20
   3.13  Casualties ........................................................  20
   3.14  Intellectual Property .............................................  20
   3.15  Litigation; Proceedings ...........................................  21
   3.16  Contracts .........................................................  22
   3.17  Taxes .............................................................  22
   3.18  Compliance with Applicable Laws ...................................  23
   3.19  Brokers ...........................................................  24
   3.20  Books and Records .................................................  24
   3.21  Absence of Certain Changes ........................................  24
   3.22  Full Disclosure ...................................................  25

ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF BUYER .................................  25
   4.1   Authority; No Conflicts; Governmental Consents ....................  25
   4.2   Actions and Proceedings ...........................................  26
   4.3   Availability of Funds .............................................  27
   4.4   Brokers ...........................................................  27

ARTICLE V
   COVENANTS OF SELLER .....................................................  27
   5.1   Access ............................................................  27
   5.2   Ordinary Conduct of the Business ..................................  27
   5.3   Confidential Information ..........................................  28
   5.4   Notification of Certain Matters ...................................  29
   5.5   Shareholders' Meeting..............................................  29
   5.6   No Solicitation of Competing Transaction ..........................  30
   5.7   Subsequent Actions ................................................  32
   5.8   Taxes .............................................................  32
   5.9   Procter & Gamble Equipment ........................................  32

ARTICLE VI
   COVENANTS OF BUYER ......................................................  33
   6.1   Accounts Receivable ...............................................  33
   6.2   Hiring by BUYER ...................................................  33
   6.3   Tax Treatment of Listed Employees .................................  34
   6.4   Warehouse Support .................................................  34

ARTICLE VII
   MUTUAL COVENANTS OF THE PARTIES .........................................  35
   7.1   Cooperation .......................................................  35
   7.2   Publicity .........................................................  35
   7.3   Taxes .............................................................  36
   7.4   Access to Information .............................................  36
   7.5   Tax Cooperation ...................................................  36
   7.6   Bulk Sales Waiver .................................................  36
   7.7   Expenses ..........................................................  37
   7.8   Rent ..............................................................  37

ARTICLE VIII
   INDEMNIFICATION .........................................................  37
   8.1   Survival ..........................................................  37
   8.2   Indemnification by SELLER .........................................  37
   8.3   Indemnification by BUYER ..........................................  38
   8.4   Environmental Matters .............................................  38
   8.5   Procedures Relating to Indemnification ............................  39

ARTICLE IX
   TERMINATION .............................................................  41
   9.1   Bases for Termination .............................................  41
   9.2   Notice of Termination .............................................  41
   9.3   Effect of Termination .............................................  41

ARTICLE X
   GENERAL PROVISIONS ......................................................  43
   10.1  Assignment ........................................................  43
   10.2  No Third-Party Beneficiaries ......................................  43
   10.3  Amendments; Waiver ................................................  43
   10.4  Waiver of Compliance ..............................................  43
   10.5  Notices ...........................................................  43
   10.6  Interpretation ....................................................  44
   10.7  Counterparts ......................................................  44
   10.8  Severability ......................................................  45
   10.9  Governing Law .....................................................  45
   10.10 Entire Agreement ..................................................  45

     ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 14, 2001, by and between WM. WRIGLEY JR. COMPANY, a Delaware corporation ("BUYER") and GUM TECH INTERNATIONAL, INC., a Utah corporation ("SELLER").


                                   WITNESSETH:

     WHEREAS, SELLER wishes to sell, and BUYER wishes to buy, all of the assets of SELLER relating to chewing gum or other confectionery related products, excluding the Excluded Assets (as defined in Section 1.1 of this Agreement), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

     1.1 Certain Definitions. For all purposes of this Agreement except as expressly provided herein, capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1.1:

     "ACQUISITION PROPOSAL" shall mean any proposal or offer made by any Person other than BUYER to acquire all or a substantial part of the Business or Assets, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving SELLER, but shall not include a proposal or offer to acquire (i) all or substantially all of the stock of SELLER on terms which do not interfere with the consummation of the transactions contemplated by this Agreement or (ii) any of the Excluded Assets.

     "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     "ASSETS" shall mean all of the property, assets, goodwill and business as a going concern of every kind, nature and description, real, personal or mixed, tangible or intangible, that is owned or leased by SELLER for the purpose of conducting the Business including, without limitation, the Intellectual Property and specific assets set forth on Exhibit 1.1(a) hereto, but not including the Excluded Assets.

     "ASSUMED  LIABILITIES"  shall have the meaning  assigned thereto in Section
1.4.

     "BALANCE SHEET" shall mean the audited balance sheet of SELLER dated as of December 31, 2000, which balance sheet shall be included in the Financial Statements at Closing.

     "BALANCE SHEET DATE" shall mean December 31, 2000.

     "BASKET" shall have the meaning assigned thereto in Section 8.2.

     "BUSINESS" shall mean all of the business of SELLER conducted heretofore related to chewing gum or other confectionery related functional products, except any of the rights and obligations related to SELLER's joint ventures with Swedish Match AB and Iensano, Inc. (formerly BioDelivery Technologies, Inc.) or any other operations related to [*].

     "BUYER BASKET" shall have the meaning assigned thereto in Section 8.3.

     "CLEANUP" shall mean all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care required by Environmental Laws or any Governmental Entity; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment to the extent required by Environmental Laws or any Governmental Entity.

     "CLOSING" shall have the meaning assigned thereto in Section 2.1.

     "CLOSING DATE" shall have the meaning assigned thereto in Section 2.1.

----------
[*] Confidential Information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL  INFORMATION"  shall  have the  meaning  assigned  thereto in
Section 5.3.

     "CONTRACTS" shall mean all of the material contracts and agreements related to the Business or the Assets, which contracts and agreements are set forth on
Schedule 3.16 hereto (each a "CONTRACT").

     "DEFECT" shall mean a material defect or impurity of any kind, whether in design, manufacture, processing, or otherwise.

     "DISCLOSURE SCHEDULE" shall mean the disclosure schedule of even date herewith prepared and signed by the SELLER and delivered to BUYER simultaneously with the execution hereof.

     "ENCUMBRANCES" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

     "ENVIRONMENTAL CLAIM" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not operated by the Seller, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws and regulations applicable during SELLER's operation of the Business and for one year thereafter relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials,

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED ASSETS" shall mean the assets identified on Exhibit 1.1(b) hereto.

     "EXPIRATION DATE" shall have the meaning assigned thereto in Section 8.1.

     "FINANCIAL STATEMENTS" shall mean the consolidated balance sheet of the SELLER as at December 31 in each of the years 1998 through 2000 together with consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, all certified prior to Closing by Angell & Deering, independent public accountants, whose reports thereon are included therein.

     "GAAP" shall mean generally accepted accounting principles in the United States.

     "GOVERNMENTAL ENTITY" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     "HAZARDOUS MATERIALS" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

     "INTELLECTUAL PROPERTY" means any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuous-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto relating primarily to the Business; (b) the registered trademarks and trademark applications relating primarily to the Business; (c) service marks, trade names, trade dress, logos, business and product names, slogans, Internet domain names and registrations and applications for registration thereof relating primarily to the Business; (d) trade secrets, know-how, confidential and technical information, manufacturing, engineering and technical drawings and confidential business information relating primarily to the Business; (e) copyrights and copyrightable works relating primarily to the Business and (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and any registrations or applications for any of the foregoing. Notwithstanding the foregoing, "Intellectual Property" will not include any of the items listed on Exhibit 1.1(c).

     "LEASE" shall mean each lease pursuant to which SELLER (for the use or benefit of the Business) leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $10,000 per annum).

     "LETTER OF INTENT" shall mean that certain Letter of Intent between SELLER and BUYER dated as of January 17, 2001.

     "LOSS" shall have the meaning assigned thereto in Section 8.2.

     "PERMITTED LIENS" shall have the meaning assigned thereto in Section 3.2.

     "PERSON" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

     "PROCTER & GAMBLE PRODUCTS" shall mean [*] product or products that have been developed by SELLER pursuant to that certain Joint Development Agreement between SELLER and Procter & Gamble, dated as of November 22, 1999, as amended, which is more fully described on Exhibit 1.1(d) attached hereto.

     "PURCHASE PRICE" shall have the meaning assigned thereto in Section 1.2.

     "REAL PROPERTY" shall mean all real property that is owned, leased or used by SELLER primarily for the Business.

     "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

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[*] Confidential  Information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SELLER'S KNOWLEDGE" or "KNOWLEDGE OF SELLER" shall mean to the knowledge of SELLER's Board of Directors and executive officers engaged primarily in the management of the Business, after due inquiry.

     "TAX" or "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all federal, state, local foreign and other income, environmental, add-on, minimum, franchise, profits, capital gains, capital stock, capital structure, transfer, sales, gross receipt, use, ad valorem, service, service use, lease, recording, customs, occupation, property, excise, gift, severance, windfall profits, premium, stamp, license, payroll, social security, employment, unemployment, disability, value-added, withholding, and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return) and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by an governmental authority (domestic or foreign), penalties, fines and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person, regardless of whether disputed.

     "TAX RETURN" shall mean any return, report, declaration, information return, filing or other document (including, without limitation, any amendments thereto or related or supporting information) filed or required to be filed with respect to Taxes.

     "THIRD-PARTY CLAIM" shall have the meaning assigned thereto in Section 8.5(a).

     "URBCA" shall mean the Utah Revised Business Corporation Act.


     "WAREHOUSE SUPPORT" shall mean the support items set forth on Exhibit 1.1(e) hereto.

     1.2 Purchase and Sale of Assets. Upon the terms, and subject to the conditions of this Agreement, on the Closing Date, SELLER will sell, convey, transfer and assign, or cause to be sold, conveyed, transferred and assigned to BUYER, and BUYER will purchase, the Assets, free and clear of all Encumbrances, for an aggregate cash purchase price of Twenty Five Million United States

Dollars  ($25,000,000) (the "PURCHASE  PRICE"),  payable as set forth in Article
II.

     1.3 Allocation of Purchase Price. BUYER and SELLER shall allocate the Purchase Price and the amount of the Assumed Liabilities among the Assets in the manner required by Section 1060 of the Code. In making such allocation, the fair market values will be agreed to in good faith by BUYER and SELLER within 60 days after the Closing Date. If the parties are unable to resolve any material differences with regard to the allocation of the Purchase Price among the Assets, then any disputed matters will be finally and conclusively determined by an independent certified accounting firm or independent certified appraisal firm (the "ALLOCATION ARBITER"), which Allocation Arbiter shall be mutually agreed by BUYER and SELLER, provided, however, that such agreement shall not be unreasonably withheld. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely upon representations of BUYER and SELLER and not by independent review) only those matters in dispute, and will render a written report as to the disputed matters and the resulting allocation of the Purchase Price, which report shall be conclusive and binding upon the parties. Such Allocation Arbiter's fees and expenses shall be born equally by the parties. If the Holdback is paid pursuant to Section 2.4, the allocations described in this Section 1.3 shall be recomputed in accordance with the requirements of Section 1060 of the Code and the provisions of this Section 1.3, except that the 60- and 15-day periods set forth herein shall be determined with reference to the date the Holdback is paid. SELLER will provide to BUYER copies of Form 8594 (including any amended Forms 8594) and any required exhibits thereto, consistent with the allocations of this Section 1.3. The parties agree that, to the extent required, all Tax Returns or other Tax information they may file or cause to be filed with any governmental entity shall be prepared and filed consistently with such allocation.

     1.4 Assumed Liabilities. BUYER agrees to and will at the Closing assume and agree to pay, discharge and perform when required all of the Assumed Liabilities. For purposes of this Agreement, "ASSUMED LIABILITIES" shall mean the liabilities of SELLER listed on Exhibit 1.4.

                                   ARTICLE II

                                     CLOSING

     2.1 Closing. The closing (the "CLOSING") of the purchase and sale of the Assets and of the transactions contemplated by this Agreement shall be held at the offices of Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, at 10:00 a.m. local time on the next business day following the satisfaction and/or waiver of the conditions to Closing set forth in Sections
2.2 and 2.3 (other than conditions which can only be satisfied by the delivery of certificates, opinions or other documents at the Closing), unless another date or place is agreed in writing by each of the parties hereto. The date on which the Closing shall occur is hereinafter referred to as the "CLOSING DATE."

          (a) At the Closing, BUYER shall deliver to SELLER (i) by wire transfer to SELLER's bank account per the wire transfer instructions on Exhibit 2.1(a)(i) hereto immediately available funds in an amount equal to $24,000,000; (ii) an assumption agreement substantially in the form of Exhibit 2.1(a)(ii) hereto (the "ASSUMPTION AGREEMENT"), duly executed by BUYER, (iii) two royalty agreements substantially in the form of Exhibit 2.1(a)(iii) (the "ROYALTY AGREEMENTS"), duly executed by BUYER, (iv) a securities purchase agreement substantially in the form of Exhibit 2.1(a)(iv) (the "SECURITIES PURCHASE AGREEMENT"), duly executed by BUYER; (v) a manufacturing agreement substantially in the form of
Exhibit 2.1(a)(v) (the "MANUFACTURING  AGREEMENT"),  duly executed by BUYER; and
(vi) such other documents as are specifically required by this Agreement.

          (b) At the Closing,  SELLER shall  deliver or cause to be delivered to
BUYER:

               (i) duly executed bills of sale in substantially the form attached hereto as Exhibit 2.1(b)(i), or other documents of conveyance relating to the Assets and the Intellectual Property, as applicable;

               (ii) all documents of title and instruments of conveyance necessary to transfer record and/or beneficial ownership to BUYER of all automobiles, trucks, trailers (and any other property owned by SELLER which require execution, endorsement and/or delivery of a document in order to vest record or beneficial ownership thereof in BUYER) which are included in the Assets;

               (iii) executed copies of consents referred to in Section 2.2(c) hereof;

               (iv) all of the books and records of SELLER relating primarily to the Business;

               (v) the officers' certificate referred to in Section 2.2(a) hereof;

               (vi) all such other endorsements, assignments and other instruments as, in the reasonable opinion of BUYER's counsel, are necessary to vest in BUYER, as the case may be, good and marketable title to the Assets;

               (vii) the Royalty Agreements, duly executed by SELLER;

               (viii) the Securities Purchase Agreement, duly executed by SELLER; and

               (ix) the Manufacturing Agreement, duly executed by SELLER.

          (c) SELLER and BUYER shall cooperate with each other regarding, and shall use their respective commercially reasonable efforts to cause, the sale to BUYER of all the Assets on the Closing Date on the terms and conditions set forth in this Agreement.

     2.2 BUYER's Conditions to Closing. The obligation of BUYER to consummate the Closing shall be subject to the satisfaction (or waiver by BUYER) as of the Closing of the following conditions:

          (a) (i) The representations and warranties of SELLER made in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification), in each case as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date (unless and to the extent any such representation or warranty speaks specifically  as of an earlier date,  in which case,  as of such earlier  date);
(ii) SELLER shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by SELLER by the time of the Closing; and (iii) SELLER shall have delivered to BUYER a certificate dated the Closing Date and signed by an authorized officer of SELLER confirming the foregoing.

          (b) No injunction, suit, action, proceeding or order of any court or administrative agency of competent jurisdiction shall be threatened or pending
(i) seeking to prohibit or impose any material limitations on BUYER's ownership or operation of all or a material portion of the Assets; (ii) seeking to restrain or prohibit the consummation of the Closing; or (iii) seeking to impose material limitations on the ability of BUYER effectively to exercise full rights of ownership of the Assets.

          (c) All material consents and approvals of any Person necessary to the consummation of the Closing, including consents and approvals from parties to loans, contracts, Leases or other agreements and consents and approvals from governmental agencies, whether federal, state or local shall have been obtained, and a copy of each such consent or approval shall have been provided to BUYER at or prior to the Closing.

          (d) Since the date hereof, there shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) regarding the Business or the Assets.

          (e) This Agreement and the transactions contemplated hereby shall have been approved and adopted by a majority vote of SELLER's shareholders.

          (f) SELLER shall have delivered to BUYER a duly executed and acknowledged certificate, in form and substance reasonably acceptable to BUYER and in compliance with the Code and Treasury Regulations, certifying such facts as to establish that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code. Notwithstanding anything expressed or implied to the contrary herein, if SELLER fails to provide BUYER with such a certification, BUYER may, in its sole and absolute discretion, waive the condition set forth in this Section 2.2(f), in which case BUYER shall withhold from the Purchase Price (and pay over to the appropriate taxing authorities) the requisite amounts in accordance with Section 1445 of the Code.

          (g) This Agreement  shall not have been  terminated in accordance with
Article IX hereof.

          (h) Section 12 of that certain Consulting Agreement dated June 2, 2000 by and between Gary Kehoe and SELLER shall be amended to remove any restrictions on Mr. Kehoe with respect to [*].

          (i) Procter & Gamble Company shall consent to BUYER performing the manufacturing services of SELLER as set forth in that certain Joint Development Agreement between SELLER and Procter & Gamble Company dated as of November 22, 1999.

     2.3 SELLER's Conditions to Closing. The obligation of SELLER to consummate the Closing shall be subject to the satisfaction (or waiver by SELLER) as of the Closing of the following conditions:

          (a) (i) The representations and warranties of BUYER made in this Agreement shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification), in each case as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date (unless and to the extent any such representation or warranty speaks specifically as of an earlier date, in which case, as of such earlier date); (ii) BUYER shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by BUYER by the time of the Closing; and (iii) BUYER shall have delivered to SELLER a certificate dated the Closing Date and signed by a duly authorized officer of BUYER confirming the foregoing.

          (b) No injunction , suit, action, proceeding or order of any court or administrative agency of competent jurisdiction shall be threatened or pending as of the Closing that restrains or prohibits the purchase and sale of the Assets.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by a majority vote of the SELLER's shareholders.

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[*] Confidential  Information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

          (d) The landlords under the Leases relating to the Real Property shall have agreed to release SELLER from all liability under such Leases arising after the Closing Date.

          (e) All material consents and approvals of any Person necessary to the consummation of the Closing, including consents and approvals from parties to loans, contracts, Leases or other agreements and consents and approvals from governmental agencies, whether federal, state or local shall have been obtained.

          (f) Procter & Gamble Company shall consent to BUYER performing the manufacturing services of SELLER as set forth in that certain Joint Development Agreement between SELLER and Procter & Gamble Company dated as of November 22, 1999.

     2.4 Payment of Remaining Purchase Price Amount. Within sixty (60) days after the Closing Date, BUYER shall pay SELLER that portion of the Purchase Price not paid pursuant to Section 2.1(a) (the "HOLDBACK") less any amounts (the "FDA EXPENSES") paid by, or estimated to be paid by, BUYER as set forth below. Neither BUYER nor SELLER shall invite an inspector from the Food and Drug Administration (the "FDA") to inspect the Real Property, however, if such an inspection occurs within sixty (60) days of the Closing and BUYER receives a ss.483 letter that identifies deficiencies (based on SELLER's current products and capacity), BUYER and SELLER will work together to determine the manner and extent to which the deficiencies will be rectified and the amount to be expended (i.e., the FDA Expenses). If the parties are unable to resolve any material differences with regard to any FDA Expenses, then any disputed matters will be finally and conclusively determined by an Allocation Arbiter, which Allocation Arbiter shall be mutually agreed by BUYER and SELLER, provided, however, that such agreement shall not be unreasonably withheld. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely upon presentations of BUYER, SELLER and, if practicable, an FDA inspector) only those matters in dispute, and will render a written report as to the disputed matters, which report shall be conclusive and binding upon the parties. Such Allocation Arbiter's fees and expenses shall be born equally by the parties. If no such inspection occurs prior to the date sixty (60) days after the Closing Date, SELLER shall be entitled to the entire Holdback.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as specifically set forth in the Disclosure Schedule, SELLER hereby represents and warrants to BUYER as follows:

     3.1 SELLER's Authority; No Conflicts.

          (a) SELLER (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; (ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the Assets; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the conduct of the Business requires such qualification, except where failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the Business or the Assets. SELLER has all requisite corporate power and authority to enter into this Agreement, subject to shareholder approval, and to consummate the transactions contemplated hereby. The only corporate act or other proceeding required to be taken by SELLER, which has not been taken as of the date of this Agreement, to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby is obtaining the consent of the shareholders of SELLER. The Board of Directors of SELLER has authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and SELLER intends to hold a shareholders' meeting to obtain their consent for this Agreement. This Agreement has been duly executed and delivered by SELLER and, assuming the due execution hereof by BUYER, this Agreement constitutes the valid and binding obligation of SELLER, enforceable against SELLER in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles.

          (b) The execution, delivery and performance by SELLER of this Agreement will not (i) violate any provision of SELLER's Amended and Restated Articles of Incorporation or Bylaws; (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (iii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the Assets pursuant to, any mortgage, lien, Lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which SELLER is a party or by which SELLER is bound; or (iv) violate or conflict with any statute, rule or regulation applicable to SELLER or any of its properties or assets or any other material restriction of any kind or character to which SELLER is subject (other than in the case of clauses (ii), (iii) and (iv), such filings, permits, authorizations, consents, approvals, conflicts, violations or breaches which could not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of SELLER to consummate the transactions hereunder or have a material adverse effect on the Assets or the Business).

     3.2 Title to Tangible Assets. The bills of sale, endorsements, assignments and other instruments to be executed and delivered by SELLER at the Closing will be valid and binding obligations of SELLER, enforceable in accordance with their respective terms, and will effectively vest in BUYER good, valid and marketable title to all Assets, free and clear of all Encumbrances, except mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business or liens for Taxes and other governmental charges that are not due and payable or that may thereafter be paid without penalty (collectively the "PERMITTED LIENS"), which Permitted Liens are set forth on
Schedule 3.2.

     3.3 Financial Statements. As of the date of this Agreement, true and complete copies of the Financial Statements, together with the related auditors reports (except for the auditors report as of December 31, 2000 and for the year then ended (the "2000 AUDIT REPORT")), are included in the Disclosure Schedule. As of Closing, the Disclosure Schedule shall contain the 2000 Audit Report together with consolidated statements of income, shareholders' equity and cash flows for the year then ended, which balance sheet and statements were included in the Financial Statements as of the date of this Agreement. As of Closing, the Financial Statements have been prepared from, are in accordance with and accurately reflect in all material respects, the books and records of SELLER, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the financial position and the results of operations and cash flows (and changes in financial position, if any) of SELLER as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate and to the fact that such unaudited statements do not contain all the footnotes required by GAAP).

     3.4 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, SELLER has not incurred any liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has, or would be reasonably likely to have, a material adverse effect on the Business.

     3.5 Inventory. All of the raw materials and work in process inventories of the SELLER relating primarily to the Business, whether reflected in the Balance Sheet or otherwise, consist of a quality and quantity usable in the ordinary and usual course of business as conducted by SELLER, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down on the Balance Sheet to fair market value or for which adequate reserves have been provided therein. As of the Closing, Section
3.5 of the Disclosure Schedule shall contain true and complete Certificates of Analysis for each item of raw materials included in the inventories. All work in process included in the Assets is free of any Defect.

     3.6 Real Property.

          (a) The Disclosure Schedule sets forth a complete list and the location of all Real Property leased by the SELLER. To the Knowledge of SELLER, there are no proceedings, claims, disputes or conditions affecting any Real Property leased by the SELLER that might curtail or interfere with the use of such property. To the Knowledge of SELLER, neither the whole nor any portion of the Real Property leased by the SELLER nor any other Asset is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without compensation therefor, nor, to the Knowledge of SELLER, has any such condemnation, expropriation or taking been proposed. SELLER is not a party to any lease, assignment or similar arrangement under which SELLER is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

          (b) SELLER has not received any notice of, or other writing referring to, any requirements or recommendation by any insurance company that has issued a policy covering any part of the Real Property leased by the SELLER or by any board or fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property leased by the SELLER, which repair or work has not been completed.

          (c) SELLER (with respect to the Business) has all approvals, permits and licenses (including any and all environmental permits and pharmacy licenses) necessary to operate the Real Property leased by the SELLER as currently operated, and no such approvals, permits or licenses will be required, as a result of the transactions contemplated by this Agreement, to be issued after the date hereof in order to permit BUYER, following the Closing, to continue to operate the Real Property leased by the SELLER in the same manner as heretofore, other than any such approvals, permits and licenses that are ministerial in nature and are normally issued in due course upon application therefore without further action by the applicant. True and complete copies of all such certificates, permits and licenses have heretofore been furnished to BUYER.

          (d) SELLER does not own and has never owned any Real Property. All Real Property used by SELLER is leased by SELLER.

     3.7 Leases. The Disclosure Schedule identifies the Leases. A true and complete copy of each Lease has heretofore been delivered to BUYER. Each Lease is valid, and as to SELLER is binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Lease is free and clear of all Encumbrances except for Permitted Liens, which Permitted Liens are set forth on Schedule 3.7. There are no existing material defaults by SELLER under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by SELLER under any Lease. SELLER has no reason to believe that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring any modification of the rights or obligations of the lessee thereunder.

     3.8 Plant and Equipment. The plants and structures owned or used by the SELLER with respect to the Business are structurally sound with no known defects, are adequate for the uses to which they are being put, and are in material compliance with all applicable FDA requirements. To SELLER's Knowledge, the equipment owned or used by the SELLER with respect to the Business is structurally sound with no defects, is adequate for the uses to which it is being put and is in material compliance with all applicable FDA requirements. To SELLER's Knowledge, the plants, structures and equipment are in good operating condition and none of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The SELLER (with respect to the Business) has not received notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of its stores, plants or structures or their operations or the Real Property.

     3.9 Employee Benefit Plans; ERISA.

          (a) Schedule 3.9(a) contains a true and complete list of each material pension, profit sharing, retirement, savings, employee stock ownership, stock option, restricted stock, incentive, severance, termination, employment, consulting, change in control, fringe benefit, welfare, collective bargaining, bonus, insurance, medical or other employee benefit plan, program, agreement or arrangement, including each "employee benefit plan" as defined in section 3(3) of ERISA and including any multiemployer plan (as defined in section 4001(a)(3) of ERISA) (each a "PLAN"), sponsored, maintained or contributed to or required to be contributed to by the SELLER for the benefit of current or former employees (the "BUSINESS EMPLOYEES") of the Business (each a "BUSINESS BENEFIT PLAN").

          (b) True and complete copies of the following documents relating to each Business Benefit Plan, where applicable, have been made available to the
BUYER: (i) the Plan, including all amendments thereto; (ii) the most recent summary plan description, summary of material modifications and all material general employee communications relating to such Plan; (iii) a copy of the most recent annual report, if required under ERISA, with respect to each such Plan;
(iv) a copy of the most recent actuarial report, if required under ERISA, with respect to each such Plan; (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and (vi) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

          (c) Except to the extent any of the following either individually or in the aggregate would not result in any liability to BUYER following the Closing, (i) neither SELLER nor any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), which together with SELLER would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, has incurred any unsatisfied liability under title IV of ERISA and no condition exists that could reasonably be expected to present a risk to SELLER or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the

Pension Benefit Guaranty Corporation arising in the ordinary course), and (ii) no "employee benefit plan," maintained or contributed to by SELLER or any ERISA Affiliate, has incurred an "accumulated funding deficiency" (within the meaning of section 302 of ERISA or section 412 of the Code), whether or not waived.

          (d) Except as expressly provided in this Agreement, or as set forth in
Schedule 3.9(d), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee of SELLER to severance pay or any other payment, or (ii) accelerate the time of payment or vesting, or increase the compensation or benefits provided to such employee, in either case for which BUYER would have any liability.

          (e) From and after the Closing, SELLER shall remain solely responsible for any and all liabilities, claims, and obligations relating to or arising in connection with the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Business Benefit Plan, in respect of (A) employees of SELLER, other than the Transferred Employees (as defined in Section 6.2(a)) and their covered dependents, and (B) to the extent related to a qualifying event occurring on or before the Closing, Transferred Employees and their covered dependents.

     3.10 Environmental Matters.

          (a) Except as set forth in the Disclosure Schedule, SELLER is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by SELLER of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a material adverse effect on the Business. SELLER has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, alleging that SELLER is not in such compliance, and there are no past or present (or to the best knowledge of SELLER, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future. All permits and other governmental authorizations currently held by SELLER pursuant to applicable Environmental Laws are identified in the Disclosure Schedule.

          (b) Except as set forth in the Disclosure Schedule, no transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental

Laws, will be required to permit BUYER to conduct the business of SELLER in full compliance with all applicable Environmental Laws immediately following the Closing Date, as conducted by SELLER immediately prior to the Closing Date. To the extent that such transfers or additional permits and other governmental authorizations are required, SELLER agrees to cooperate with BUYER to effect such transfers and obtain such permits and other governmental authorizations prior to the Closing Date.

          (c) Except as set forth in the Disclosure Schedule, there is no Environmental Claim pending or threatened against SELLER or, to the Knowledge of SELLER, against any person or entity whose liability for any Environmental Claim SELLER has or may have retained or assumed either contractually or by operation of law which would have a material adverse effect on the Business.

          (d) Except as set forth in the Disclosure Schedule, there are no past or present (or to the Knowledge of SELLER, future) actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against SELLER, or to the Knowledge of SELLER, against any person or entity whose liability for any Environmental Claim SELLER has or may have retained or assumed either contractually or by operation of law which would have a material adverse effect on the Business.

          (e) Except as set forth in the Disclosure Schedule, SELLER has not, and to the Knowledge of SELLER, no other person has placed stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly operated or leased by SELLER, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of SELLER (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release or threatened Release of any such substances).

          (f) SELLER has delivered or otherwise made available for inspection to BUYER true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by SELLER pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly operated or leased by SELLER, or regarding the SELLER's compliance with applicable Environmental Laws.

          (g) Without in any way limiting the generality of the foregoing, except as set forth in the Disclosure Schedule, any properties owned, operated or leased by SELLER do not contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed.

     3.11 Customers and Suppliers. Schedule 3.11 sets forth a list of all customers who have purchased product related to the Business from SELLER in an amount greater than $ 50,000 in the calendar year 2000. To SELLER's Knowledge, there has not been any material adverse change in the business relationship with any such customer during the prior year, or with any supplier from whom SELLER purchased more than 5% of the goods and services which it purchased during the same period.

     3.12 Insurance. The Disclosure Schedule sets forth (a) a true and complete list and description of all material insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by SELLER in force on the date hereof with respect to the Business, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement through the date hereof and (b) a description of such risks which SELLER (with respect to the Business), or the Board of Directors or officers thereof, have designated as being self-insured. SELLER (with respect to the Business) has policies of insurance of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those conducted and owned by SELLER with respect to the Business. All such policies are in full force and effect, all premiums due thereon have been paid and the SELLER is otherwise in compliance in all material respects with the terms and provisions of such policies.

     3.13 Casualties. Since the Balance Sheet Date and through the Closing Date, the Business has not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance). SELLER is not aware of any circumstance, other than general economic conditions, which is likely to cause the Business to suffer any material adverse change in its business, operations or prospects.

     3.14 Intellectual Property.

          (a) Schedule 3.14 of the Disclosure Schedule sets forth a true and complete list of all patent, trademark registrations, copyright registrations, and applications thereto used or held for use in connection with the Business, together with all licenses relating to the foregoing, other than computer software shrinkwrap licenses, whether SELLER is the licensee or licensor thereunder. SELLER is the sole and exclusive owner of the Intellectual Property and has good and marketable title to the Intellectual Property. The Intellectual Property is free and clear of all Encumbrances, whether by written agreement or otherwise. No person other than SELLER owns any right in the Intellectual Property. All patents, registrations and applications for Intellectual Property are (i) to the Knowledge of Seller, valid and subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Entity in any jurisdiction. All trade secrets relating to the Products are protected against the use of such trade secrets by other persons to an extent and in a manner customary in the industry in which SELLER operates. To SELLER's Knowledge the use of the Intellectual Property in the Business and the conduct of the Business as presently conducted do not and have not infringed or violated the rights of any other party. SELLER has not received any written claim or notice alleging any such infringement (including any written claim that SELLER must license or refrain from using the Intellectual Property rights of any third party).

          (b) There is no claim, suit, action, litigation or proceeding (judicial or administrative) pending, or to the Knowledge of SELLER, threatened by or against SELLER challenging the registration, grant, validity or enforceability of the Intellectual Property or the use of the Intellectual Property; and no claim, suit, action, litigation or proceeding is otherwise pending, or to the Knowledge of SELLER, threatened by or against SELLER alleging infringement with respect to the use, or challenging the validity or enforceability of any of the Intellectual Property or with regard to the infringement of any rights of third parties. No person is infringing the Intellectual Property. No person has been granted any license or other right or interest by SELLER to any of the Intellectual Property.

     3.15 Litigation; Proceedings. Except as set forth in Schedule 3.15, there are no (a) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal relating to the Business or
(b) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to SELLER's Knowledge, threatened, which relate to the Business or which seek any injunctive relief that could reasonably be expected to have a material adverse effect on the ability of SELLER to consummate the transactions contemplated hereby; and to SELLER's Knowledge there is no valid basis for any such action, suit, claim or proceeding. To SELLER's Knowledge, there are no investigations pending which relate to the Business.

     3.16 Contracts. SELLER has delivered current and complete copies of each Contract listed on Schedule 3.16 of the Disclosure Schedule. The list of Contracts on Schedule 3.16 of the Disclosure Schedule is a complete and accurate list of all material contracts and agreements of SELLER related to the Business or the Assets, including all (a) contracts, commitments or agreements involving annual payments in excess of $25,000, (b) purchase contracts or commitments with a term in excess of one year or are in excess of the normal, ordinary and usual requirements of business or at an excessive price, (c) outstanding sales contracts, commitments or proposals that continue for a period of more than one year or that will result in any loss to the Business upon completion or performance thereof, (d) outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, (e) employment agreements, or any other agreement, that contains any severance or termination pay liabilities or obligations and (f) commitments or obligations to continue to utilize the services of, or otherwise to do business with, any licensor, vendor, supplier or licensee of the Business. Each Contract is a valid and binding obligation of SELLER (except as otherwise specified on Schedule
3.16) and, to SELLER's Knowledge, is in full force and effect. SELLER has performed all material obligations required to be performed by it to date under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

     3.17 Taxes.

          (a) (i) SELLER has duly and timely filed, or will so file when due, with the appropriate governmental authorities (or there have been or will be duly and timely filed on its behalf) all Tax Returns required to be filed by it in connection with the Business, and all such Tax Returns are true, correct and complete, and (ii) except as specified in Schedule 3.17, all Taxes, which have become or are due with respect to the Business and any assessments with respect to the Business received by SELLER regarding any period ended on or prior to the Closing Date, have been or will be timely paid;

          (b) there are no Tax liens (other than liens for Taxes not yet due and payable) on any of the Assets;

          (c) SELLER has duly and timely withheld, collected and paid to the proper governmental authority all Taxes required to be withheld, collected or paid with respect to the Business;

          (d) no claim has ever been made by an authority in a jurisdiction where SELLER has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction with respect to the Business;

          (e) SELLER has not waived any statute of limitations in respect of Taxes relating to the Business or agreed to any extension of time with respect to a Tax assessment or deficiency relating to the Business;

          (f) there is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of SELLER in connection with the Business that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible under Section 280G of Code;

          (g) SELLER has never been a member of an affiliated group as defined under Section 1504 of the Code and has no liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

          (h) no power of attorney that is currently in force has been granted by SELLER with respect to any matters relating to Taxes with respect to the Business;

          (i) there are no Tax sharing agreements or other similar arrangements with respect to or involving SELLER relating to the Business; and

          (j) SELLER is not a "foreign person" within the meaning of Section 1445(b) of the Code.

     3.18 Compliance with Applicable Laws. The Business is being conducted in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity that affects the Business or the Assets and no notice, charge, claim, action or assertion has been received by SELLER or has been filed, commenced or, to the Knowledge of SELLER, threatened against SELLER (with respect to the Business) alleging any violation of any of the foregoing.

     3.19 Brokers. Except as set forth on Schedule 3.19, SELLER has not agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by SELLER. SELLER shall be solely responsible for all fees and expenses of any broker, finder or other Person engaged by or on behalf of it or otherwise claiming through it in connection with the transactions contemplated by this Agreement.

     3.20 Books and Records. The books of account and other records of SELLER relating to the Business are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

     3.21 Absence of Certain Changes. Since December 31, 2000, the SELLER has conducted the Business only in the ordinary and usual course consistent with past practice, and the SELLER (with respect to the Business) has not:

          (a) permitted or allowed any of its properties or assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than as existed on December 31, 2000, and except for Permitted Liens, which Permitted Liens are set forth on Schedule 3.21;

          (b) sold, transferred, or otherwise disposed of any of its properties or assets (tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (c) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any person other than representatives of BUYER any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

          (d) suffered any material adverse change in its financial condition, results of operation, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

          (e) waived any claims or rights of substantial value;

          (f) except for capital expenditures and commitments not to exceed $1,627,438 in the aggregate for equipment to manufacture the Procter & Gamble Products as detailed on Schedule 5.9, made any single capital expenditure or commitment for additions to property, plant, equipment or intangible capital assets;

          (g) made any change in any method of accounting or accounting practice; or

          (h) made any express or deemed election for Tax purposes or any offer to settle or compromise or any settlement or compromise of any liability with respect to Taxes;

          (i) agreed, whether in writing or otherwise, to take any action described in this section.

     3.22 Full Disclosure. No representation or warranty by SELLER contained in this Agreement contains any untrue statement of fact or omits to state any fact necessary to make any of SELLER's representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding SELLER, the Business, and the Assets that has been furnished to BUYER by SELLER is accurate and complete in all material respects.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     BUYER hereby represents and warrants to SELLER as follows:

     4.1 Authority; No Conflicts; Governmental Consents.

          (a) BUYER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BUYER has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by BUYER to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by BUYER and, assuming the due execution hereof by SELLER, this Agreement constitutes the valid and binding obligation of BUYER, enforceable against BUYER in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles.

          (b) The execution, delivery and performance of this Agreement will not
(i) violate any provision of the charter or bylaws or similar organizational instrument of BUYER; (ii) require any filing with, or permit, authorization consent or approval of, any Governmental Entity; (iii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of BUYER's assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which BUYER is a party or by which BUYER is bound; or (iv) violate or conflict with any statute, rule or regulation applicable to BUYER or any of its properties or assets or any other material restriction of any kind or character to which BUYER is subject (other than, in the case of clauses (ii), (iii) and (iv), such filings, permits, authorizations, consents, approvals, conflicts, violations or breaches which could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of BUYER to consummate the transactions hereunder).

     4.2 Actions and Proceedings. There are no (a) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against BUYER that would or could prevent, or otherwise materially adversely affect the ability of BUYER to consummate, the transactions contemplated hereby; or (b) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the best knowledge of BUYER, threatened against BUYER that would or could prevent, or otherwise materially adversely affect the ability of BUYER to consummate, the transactions contemplated hereby. To the knowledge of BUYER, there is no valid basis for any such action, suit, claim or proceeding.

     4.3 Availability of Funds. BUYER has cash available or existing borrowing facilities or commitments which, together with available cash, are sufficient to enable it to consummate the transactions contemplated by this Agreement.

     4.4 Brokers. BUYER has not agreed to or become obligated to pay, nor has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                               COVENANTS OF SELLER

     SELLER covenants and agrees as follows:

     5.1 Access. Prior to the Closing, SELLER will grant to BUYER or cause to be granted to BUYER and its representatives, employees, counsel and accountants (i) reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of SELLER relating to the Business,
(ii) during normal business hours permit BUYER to make such inspections and to make copies of such books and records as it may reasonably require, and (iii) furnish BUYER with such financial and operating data and other information concerning the Business as BUYER may from time to time reasonably request; provided that such access does not unreasonably interfere with the normal operations of SELLER or the Business, and provided further that all requests for access shall be directed to Bill Hemelt, or such other person as SELLER shall designate from time to time.

     5.2 Ordinary Conduct of the Business. Except as permitted by the terms of this Agreement, from the date hereof to the Closing, SELLER will cause the Business to be conducted in the ordinary course consistent with past practice.
Except as provided in this Agreement, SELLER shall not, without the prior written consent of BUYER:

          (a) sell or otherwise dispose of or abandon any of the Assets, other than de minimis sales, dispositions and abandonments;


          (b) mortgage, lease, license, pledge or grant any security interest in any of the Assets in connection with the borrowing of money or for the deferred purchase of any property; or otherwise permit the imposition of a lien on any of the Assets other than Permitted Liens;

          (c) modify, amend or terminate any of the Contracts or waive, release or assign any material rights or claims with respect to the Business, except in the ordinary course of business and consistent with past practice;

          (d) take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in
Article II not being satisfied, or would make any representation or warranty of SELLER contained herein inaccurate in any respect (subject to any applicable materiality qualifier) at, or as of any time prior to, the Closing Date, or that would materially impair the ability of SELLER or BUYER to consummate the Closing in accordance with the terms hereof or materially delay such consummation;

          (e) engage in any transaction with respect to the Business other than in the ordinary course of business;

          (f) enter into any contract or transaction relating to the purchase of the Assets other than in the ordinary course of business consistent with past practice;

          (g) fail to file, on a timely basis, with appropriate taxing authorities all Tax Returns required to be filed prior to the Closing Date with respect to, or on behalf of, operations of the Business;

          (h) permit any insurance policy identified in the Disclosure Schedule to be cancelled;

          (i) make any express or deemed election for Tax purposes or any offer to settle or compromise or any settlement or compromise of any liability with respect to Taxes; or

          (j) enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

     5.3 Confidential Information. Except as otherwise provided herein, after the Closing Date, SELLER shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, all confidential information primarily relating to the Business (the "CONFIDENTIAL INFORMATION"), including, without limitation, "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, marketing plans or strategies, product development techniques or plans, business acquisition plans, designs and design projects, inventions and research projects primarily relating to the Business and the Assets and shall not disclose such Confidential Information to anyone outside of BUYER except with BUYER's express written consent.

     5.4 Notification of Certain Matters.

          (a) From time to time prior to the Closing, SELLER shall promptly supplement or amend the Disclosure Schedule with respect to any matter arising after the delivery thereof pursuant hereto that, if existing at, or occurring on, the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No supplement or amendment of the Disclosure Schedule made after the execution hereof by BUYER pursuant to this section or otherwise shall be deemed to cure any breach of any representation of or warranty made pursuant to this Agreement.

          (b) SELLER shall give notice to BUYER promptly after becoming aware of
(i)  the  occurrence  or   non-occurrence  of  any  event  whose  occurrence  or
non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Article II to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any failure of SELLER or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice.

     5.5 Shareholders' Meeting.

          (a) In order to consummate the transactions contemplated by this Agreement, SELLER, acting through its Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby;

               (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement and the transactions contemplated hereby (the "PROXY Statement") and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause a definitive Proxy Statement to be mailed to its shareholders at the earliest practicable time, provided, however, prior to filing or mailing of the Proxy Statement, SELLER shall allow BUYER to review and make reasonable comments on the Proxy Statement;

               (iii) include in the Proxy Statement the recommendation of the Board that shareholders of SELLER vote in favor of the approval of this Agreement and the transactions contemplated hereby; and

               (iv) use commercially reasonable efforts to solicit from holders of shares of its common stock proxies in favor of the SELLER and shall take all other action necessary or, in the reasonable opinion of SELLER, advisable to obtain approval of the transactions contemplated by this Agreement from shareholders holding at least a majority of the shares entitled to vote.

     5.6 No Solicitation of Competing Transaction.

          (a) SELLER shall not (and SELLER shall cause the officers, directors, employees, representatives and agents of SELLER and each Affiliate of SELLER including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than BUYER, any of its Affiliates or representatives) concerning any Acquisition Proposal. SELLER shall not approve or recommend, or propose to approve or recommend any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal.

          (b) Notwithstanding Section 5.6(a) above, SELLER's Board of Directors shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide Acquisition Proposal which SELLER's Board of Directors determines in good faith is more favorable from a financial point of view to SELLER's shareholders than the transactions contemplated by this Agreement (a "SUPERIOR PROPOSAL") so long as: (i) prior to furnishing such information to, or entering into discussions or negotiations with, such a Person, SELLER provides three (3) business days' advance written notice to BUYER to the effect that it is furnishing information to, or entering into discussions or negotiations with, a Person from whom SELLER shall have received an executed confidentiality agreement prior to furnishing such information, (ii) such unsolicited bona fide Superior Proposal is made by a third party that SELLER's Board of Directors determines in good faith has the good-faith intent to proceed with negotiations to consider, and the financial capability to consummate, such Superior Proposal, and (iii) SELLER's Board of Directors, after duly considering the written advice of outside legal counsel to SELLER, determines in good faith that such action is required for SELLER's Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law.

          (c) Upon execution of this Agreement, SELLER shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and SELLER shall request (or if SELLER has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previous furnished to others in connection with SELLER's efforts to sell the Assets. SELLER shall immediately notify BUYER of the existence of any proposal or inquiry received by SELLER, including any Superior Proposal, and SELLER shall immediately communicate to BUYER the terms of any proposal or inquiry which SELLER may receive (and shall immediately provide to BUYER copies of any written materials received by SELLER in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

          (d) Except with respect to a Superior Proposal or otherwise in connection with SELLER's Board of Directors compliance with its fiduciary duties to shareholders imposed by applicable law (after SELLER's Board of Directors duly considers the written advice of outside legal counsel and determines in good faith that any such action described in clauses (i), (ii) or (iii) of this paragraph (d) is required for SELLER's Board of Directors to comply with such fiduciary duties), neither SELLER's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to BUYER, the approval by such Board of Directors or any such committee of this Agreement or the transactions contemplated hereby, except as provided in
Article IX, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) authorize SELLER to enter into any agreement with respect to any Acquisition Proposal.

     5.7 Subsequent Actions. If at any time after the Closing, BUYER will consider or be advised that any bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are reasonably necessary to vest, perfect or confirm ownership (of record or otherwise) in BUYER, its right, title or interest in, to or under any or all of the Assets or otherwise to carry out this Agreement, SELLER shall execute and deliver all bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be reasonably requested by BUYER in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or Assets in BUYER or otherwise to carry out this Agreement.

     5.8 Taxes. SELLER shall pay any sales, use, transfer or documentary or similar taxes imposed in connection with the sale and delivery of the Assets and rights acquired by BUYER under this Agreement, provided, however, that if SELLER shall pay any sales, use, transfer, or documentary or similar Taxes in connection with the consummation of the sale of SELLER's Assets and notifies BUYER of all facts relating thereto, then to the extent that BUYER (or any affiliate of BUYER) shall realize or obtain any tax deduction, credit or refund allowance attributable to any such Tax payment made by SELLER (each, a "TAX BENEFIT"), BUYER shall remit to SELLER the amount of any such Tax Benefit within 60 days after the close of the taxable year in which such Tax Benefit reduces the amount of Taxes actually paid by the BUYER in such year. Notwithstanding the previous sentence, (i) the determination of the existence and amount of a Tax Benefit shall be made in the sole and absolute discretion of the BUYER, and (ii) BUYER shall under no circumstances be obligated to disclose any information relating to its Taxes to SELLER or any other Person.

     5.9 Procter & Gamble Equipment. Schedule 5.9 sets forth a list of equipment SELLER has agreed, as of the date of this Agreement, to purchase or has determined is necessary to produce the currently expected amount of Procter & Gamble Products. SELLER shall pay for all such equipment. Any such equipment received from any vendor prior to Closing shall be paid by SELLER prior to Closing. Any such equipment received by BUYER from any vendor after Closing shall be paid by SELLER upon receipt of an invoice. BUYER shall promptly forward any invoices to SELLER for such equipment upon receipt.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     6.1 Accounts Receivable. BUYER shall promptly forward (but in any event within 10 days of receipt thereof) or cause to be forwarded to SELLER any and all proceeds from accounts receivable relating to the products sold on or prior to the Closing Date that are received by BUYER after the Closing Date and that were outstanding as of the Closing Date.

     6.2 Hiring by BUYER.

          (a) Effective as of the Closing, BUYER may offer employment to those employees of SELLER set forth on Schedule 6.2 (the "EMPLOYEE SCHEDULE") who are actively employed at the Closing (including those employees, if any, on sick leave or short-term leave of absence as of the Closing), on terms and conditions no less favorable in the aggregate than such employees enjoyed as employees of SELLER, but shall not be obligated to hire any employees of SELLER. BUYER agrees that it will provide SELLER with a list of those employees of SELLER to whom BUYER may make offers no later than five (5) days prior to the Closing. Each such employee who accepts BUYER's offer of employment will hereinafter be referred to as a "LISTED EMPLOYEE."

          (b) With respect to employee pension, welfare and fringe benefits provided by BUYER to Listed Employees as of the Closing, BUYER will use commercially reasonable efforts to cause its benefit providers to waive all waiting periods and pre-existing condition requirements under any plans that have any such requirements or restrictions. It being understood that each Listed Employee will accrue vacation days and earn sick days for service following the Closing in accordance with the applicable vacation and sick leave policies of BUYER, as applicable.

          (c) The obligation to pay all benefits, including, without limitation, health, dental, life, accidental death and disability, and related benefits, which are payable to current or former employees of SELLER under the Business Benefit Plans and, in the case of Listed Employees, that arise, are incurred or are based on events that occur on or prior to the Closing (whether or not claims for such benefits are submitted on or prior to the Closing) will remain the responsibility of SELLER. BUYER will be responsible for all benefits that are payable to Listed Employees hired by BUYER under the terms of BUYER's benefit plans and that arise, are incurred or are based on events that occur after the Closing. For purposes of this Section 6.2(c), the term "events" means the item that is the subject matter of the claim (i.e., medical services, layoff, vacation, etc.) but not the condition or injury leading to the filing of the claim. BUYER will not assume or be responsible for any liability in respect of any benefits that are payable at any time to, or in respect of, current or former employees of SELLER not employed by BUYER at any time on or after the Closing.

          (d) From and after the Closing, BUYER shall remain solely responsible for any and all liabilities, claims, and obligations relating to or arising in connection with the requirements of Section 4980B of the Code to provide continuation of health care coverage in respect of the Listed Employees and their covered dependents except to the extent related to a qualifying event on or before the Closing.

          (e) After the Closing, BUYER and SELLER will each provide the other on a continuing basis at no cost to the other such information regarding Listed Employees who are employed by BUYER as the other reasonably requests in order to permit proper administration of benefit plans applicable to such employees; provided, however, that (i) any consents or releases from such Listed Employees, to the extent required by applicable law, must have been obtained, and (ii) provision of such information is not prohibited by applicable law.

     6.3 Tax Treatment of Listed Employees. BUYER and SELLER agree to (i) treat BUYER as a "successor employer" and SELLER as a "predecessor" within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to the Listed Employees, solely for purposes of taxes imposed under the United States Federal Unemployment Tax or the United States Federal Insurance Contributions Act, and
(ii) cooperate with each other to avoid, to the extent reasonably possible, the filing of more than one IRS Form W-2 with respect to each Listed Employee for the calendar year in which the Closing Date occurs.

     6.4 Warehouse Support. For a period of up to six months after the Closing at SELLER's request, BUYER shall provide SELLER Warehouse Support for SELLER's Zicam product at no cost. In addition, BUYER shall provide SELLER office space and office furniture for such period for up to nine (9) people who will remain in the employ of SELLER after the Closing Date. Further, BUYER and SELLER shall cooperate in the use of any information systems purchased by BUYER pursuant to this Agreement, it being specifically acknowledged that SELLER's employees being provided office space by BUYER shall be entitled to use such information systems in a reasonable manner. SELLER shall pay BUYER an allocated portion of rent and other facilities costs based on the percentage of square footage used by SELLER's employees.

                                   ARTICLE VII

                         MUTUAL COVENANTS OF THE PARTIES

     Each of SELLER and BUYER covenants and agrees as follows:

     7.1 Cooperation. Prior to the Closing, upon the terms and subject to the conditions of this Agreement, BUYER and SELLER shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

     7.2 Publicity. Other than as required by the rules and regulations of the SEC as reasonably interpreted by SELLER's counsel in connection with the preparation and distribution of the Proxy Statement, SELLER and BUYER agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by a party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange and except such release on the execution of this Agreement as to be agreed between the parties hereto which release may be made available to the public generally or the trade. SELLER and BUYER agree for a period of three years following the Closing Date to keep the terms of this Agreement confidential, except to the extent reasonably required by applicable law as reasonably interpreted by SELLER's counsel and except that the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses (so long as such persons agree to keep the terms of this Agreement confidential).

     7.3 Taxes. All personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between SELLER and BUYER as of the Closing Date based on the number of days of such taxable period included in the period ending with and including the Closing Date (with respect to any such taxable period, the "PRE-CLOSING TAX PERIOD"), and the number of days of such taxable period beginning after the Closing Date (with respect to any such taxable period, the "POST-CLOSING TAX PERIOD"). SELLER shall be liable for the propor tion-ate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and BUYER shall be liable for the propor tionate amount of such Taxes that is attributable to the Post-Closing Period.

     7.4 Access to Information. After the Closing, upon reasonable notice, BUYER and SELLER agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including records pertinent to the Business) and assistance relating to the Business as are reasonably necessary for financial reporting and accounting matters relating to the Business, the preparation and filing of any tax returns, reports or forms relating to the Business or the defense of any tax claim or assessment relating to the Business, provided, however, that such access and assistance do not unreasonably disrupt the normal operations of BUYER or SELLER.

     7.5 Tax Cooperation. Without duplication of Section 7.4, BUYER and SELLER agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax.

     7.6 Bulk Sales Waiver. Each party hereto hereby waives compliance by SELLER with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state or political subdivision. SELLER agrees to indemnify and hold BUYER harmless against any and all claims, losses, damages, liabilities (including Tax liabilities), costs and expenses incurred by BUYER or any of its affiliates as a result of any failure to comply with any such "bulk sales," "bulk transfer" or similar laws in connection with this Agreement or the transactions contemplated thereby.

     7.7 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated, except as otherwise expressly provided herein.

     7.8 Rent. All rents and other payments required under the Leases and other payments with respect to the leased Real Property (i.e., utilities) (the "RENT") shall be apportioned between BUYER and SELLER as of the Closing Date based on the number of days in the month included in the period ending with and including the Closing Date (with respect to any such month, the "PRE-CLOSING RENT PERIOD") and the number of days of such month beginning after the Closing Date (with respect to any such month, the "POST-CLOSING RENT PERIOD"). SELLER shall be liable for the proportionate amount of the Rent that is attributable to the Pre-Closing Rent Period and BUYER shall be liable for the proportionate amount of the Rent that is attributable to the Post-Closing Rent Period. Rent proportions shall be based on a 30-day month.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery hereof and the delivery of all of the documents executed in connection herewith and shall continue in full force and effect after the date hereof and after the Closing Date until December 31, 2002 (the "EXPIRATION DATE"), except that (i) the provisions of this Agreement relating to Taxes (including, without limitation,
Section 3.17) shall survive until 90 days after the expiration of all applicable statutes of limitations, and (ii) any covenants or agreements contained herein or made pursuant hereto that by their terms are to be performed after the Closing Date shall survive until fully discharged. No action or proceeding may be brought with respect to any of the representations and warranties unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, shall have been delivered to the party alleged to have breached such representation or warranty prior to the Expiration Date.

     8.2 Indemnification by SELLER. SELLER shall indemnify BUYER, its Affiliates and each of their respective officers, directors, employees and agents and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("LOSS") suffered, incurred or sustained by any such indemnified party or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty of SELLER (other than a breach of Section 3.10, with any breach of such section to be handled pursuant to Section 8.4) contained in this Agreement that survives the Closing, (ii) any breach of any covenant of SELLER contained in this Agreement and (iii) any failure on the part of SELLER to perform and discharge its liabilities, other than the Assumed Liabilities (the "NON-ASSUMED LIABILITIES"); provided, however, that except with respect to Taxes, SELLER shall not have any liability under clauses (i) and (ii) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which SELLER would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $100,000 (the "BASKET") and then only to the extent that the aggregate of all such losses, liabilities, costs and expenses relating thereto exceeds the Basket; provided further, however, that except with respect to Non-Assumed Liabilities, SELLER's aggregate liability under this Article VIII shall in no event exceed the Purchase Price.

     8.3 Indemnification by BUYER. BUYER shall indemnify SELLER and its respective officers, directors, employees and agents against and hold them harmless from any Loss suffered, incurred or sustained by any such indemnified party or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty of BUYER contained in this Agreement that survives the Closing, (ii) any breach of any covenant of BUYER contained in this Agreement and (iii) any failure on the part of BUYER to perform and discharge the Assumed Liabilities and its other liabilities; provided, however, that, except with respect to the breach (if any) by BUYER of the covenant set forth in the last sentence of Section 1.4, BUYER shall not have any liability under clauses (i) and (ii) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which BUYER would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $100,000 (the "BUYER Basket") and then only to the extent that the aggregate of all such losses, liabilities, costs and expenses thereto exceeds the BUYER Basket; and provided further, however, that except with respect to Assumed Liabilities and its other liabilities, BUYER's aggregate liability under this
Article VIII shall in no event exceed the Purchase Price.

     8.4 Environmental Matters. SELLER shall defend, indemnify and hold harmless BUYER, its agents, representatives and employees for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses) asserted against, resulting to, imposed on, or incurred by BUYER, directly or indirectly, in connection with: (i) any misrepresentation or breach of any environmental representation or warranty set forth in Section 3.10 of this Agreement; (ii) each and every item listed in Section 3.10 of the Disclosure Schedule; (iii) the Release or threatened Release of any Hazardous Materials (or allegation of same)
(A) prior to the Closing Date on or from any property currently or formerly operated or leased by SELLER or (B) on or from any other property where, prior to the Closing Date, Hazardous Materials are or were (or are or were alleged to be) Released, threatened to be Released, discharged or disposed of in connection with any property currently or formerly operated or leased by SELLER or the business of SELLER, whether or not, in any case, such Release, threatened Release, discharge or disposal was in compliance with Environmental Law; (iv) the violation of any Environmental Law prior to the Closing Date (or allegation of same), by SELLER or any other person in connection with the business of SELLER, or any property currently or formerly operated or leased by SELLER; (v) the installation of any pollution control equipment to the extent that such equipment is required to bring any property operated or leased by SELLER or business of SELLER into compliance with requirements of any Environmental Law as of the Closing Date; and (vi) any Environmental Claim against any person whose liability for such Environmental Claim SELLER has or may have retained or assumed either contractually or by operation of law.

     8.5 Procedures Relating to Indemnification.

          (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article VIII in respect of, arising out of or involving a claim or demand made by any Person, firm, governmental authority or corporation against the indemnified party (a "THIRD-PARTY Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim as promptly as reasonably possible after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnified party shall promptly deliver to the indemnifying party, after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

          (b) If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof, provided that such counsel is reasonably acceptable to the indemnifying party. If the indemnifying party chooses to defend any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

     8.6 Exclusive Remedy. BUYER and SELLER each acknowledge and agree that, from and after the Closing, their sole and exclusive remedy, with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, BUYER and SELLER hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action, they may have against each other relating to the subject matter of this Agreement arising under or based upon any federal, state or local statute, law (including common law), ordinance, rule or regulation or otherwise, except for claims arising from fraud.

                                   ARTICLE IX

                                   TERMINATION

     9.1 Bases  for  Termination.  Anything  contained  herein  to the  contrary
notwithstanding,   this  Agreement  may  be  terminated  and  the   transactions
contemplated hereby abandoned at any time prior to the Closing Date:

          (a) by mutual written consent of SELLER and BUYER;

          (b) by BUYER if any of the conditions set forth in Section 2.2 shall have become incapable of fulfillment, and shall not have been waived by BUYER;

          (c) by SELLER if any of the conditions set forth in Section 2.3 shall have become incapable of fulfillment, and shall not have been waived by SELLER;

          (d) by BUYER or SELLER if the Closing does not occur on or prior to August 1, 2001; or

          (e) by BUYER if the SELLER's Board of Directors shall have withdrawn, modified or changed in a manner adverse to BUYER its approval or recommendation of this Agreement or the transactions contemplated hereby or shall have approved or recommended an Acquisition Proposal or shall have executed an agreement in principle or a definitive agreement relating to an Acquisition Proposal or similar business combination with a Person other than BUYER or its Affiliates. provided, however, that the party seeking termination pursuant to clause (b),
(c) or (d) is not in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement.

     9.2 Notice of Termination. In the event of termination by SELLER or BUYER pursuant to this Article IX, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

     9.3 Effect of Termination. (a) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article IX, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 7.7 relating to expenses, (b) Section 7.2 relating to publicity,

          (c) Sections 3.19 and 4.4 relating to finders' fees and brokers' fees,
(d) Section 5.3 relating to Confidential Information and (e) this Section 9.3. Nothing in this Article IX shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

          (b) If (i) BUYER exercises its right to terminate this Agreement under
Section 9.1(e) or (ii) SELLER unilaterally terminates this Agreement for any reason other than those specifically set forth in Section 9.1(c) or 9.1(d), SELLER shall pay BUYER $500,000. Such payment shall be payable in same-day funds, as liquidated damages and not as a penalty to reimburse BUYER for its time, expense and lost opportunity costs of pursuing the transactions contemplated by this Agreement, and, in the case of clause (i) shall be made upon consummation of the transaction relating to such Acquisition Proposal and in the case of clause (ii) shall be made the next business day after any such termination.

          (c) If BUYER unilaterally terminates this Agreement for any reason other than those specifically set forth in Section 9.1(b), 9.1(d) or 9.1(e), BUYER shall pay to SELLER $500,000. Such payment shall be payable in same-day funds, as liquidated damages and not as a penalty to reimburse SELLER for its time, expense and lost opportunity costs of pursuing the transactions contemplated by this Agreement, and shall be made the next business day after any such termination.

          (d) BUYER and SELLER each acknowledge that the agreements contained in Sections 9.3(b) and 9.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not have entered into this Agreement; accordingly, if BUYER fails to promptly pay the amount due pursuant to Section 9.3(c) or SELLER fails to promptly pay the amount due pursuant to Section 9.3(b), and in either case, in order to obtain such payment, BUYER or SELLER, as the case may be, commences a suit which results in a judgment against the other for the fee set forth in Section 9.3(b) or 9.3(c), the party who must pay such fee shall also pay to the other its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amount owed at the prime rate of Bank of America, N.A., in effect from time to time during such period.

                                    ARTICLE X

                               GENERAL PROVISIONS

     10.1 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by BUYER or SELLER (including by operation of law in connection with a merger, or sale of substantially all the assets, of BUYER or SELLER) without the prior written consent of each of the other parties hereto.

     10.2 No Third-Party Beneficiaries. Except for Persons entitled to indemnification under Article VIII hereof, this Agreement is for the sole benefit of the parties hereto, and nothing herein express or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

     10.3 Amendments; Waiver. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

     10.4 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party, granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     10.5 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when delivered by hand or telecopied, three days after mailing (one business day in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows:

     (i)  If to SELLER:

          Gum Tech International, Inc.
          246 East Watkins Street
          Phoenix, Arizona  85004
          Attention: President

          with a copy to:

          Snell & Wilmer L.L.P.
          One Arizona Center
          Phoenix, Arizona 85004
          Attention: Sam Cowley

     (ii) if to BUYER:


          Wm. Wrigley Jr. Company
          410 North Michigan Avenue
          Chicago, Illinois 60611
          Attention: Howard Malovany

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom (Illinois)
          333 West Wacker Drive, Suite 2100
          Chicago, Illinois 60606
          Attention: William R. Kunkel

     10.6 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     10.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     10.8 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     10.10 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, except to the extent specifically set forth herein, supersedes all prior agreements and understandings relating to such subject matter.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    GUM TECH INTERNATIONAL, INC.


                                    By:
                                           -------------------------------------
                                    Name:
                                    Title:


                                    WM. WRIGLEY JR. COMPANY


                                    By:    /s/ William Wrigley Jr.
                                           -------------------------------------
                                    Name:  William Wrigley Jr.
                                    Title: President & Chief Executive Officer

                                                                      APPENDIX B

                            HOULIHAN FAIRNESS OPINION

March 14, 2001


Mr. William J.Hemelt Chief Financial
Officer Gum Tech International, Inc. 246
East Watkins Street Phoenix, AZ 85004


RE: FAIRNESS OPINION OF THE ACQUISITION OF THE CHEWING GUM ASSETS OF GUM TECH
    INTERNATIONAL, INC. BY WM. WRIGLEY JR. COMPANY


Houlihan Valuation Advisors ("HVA") has been retained by the board of directors of Gum Tech International, Inc. ("Gum Tech" or the "Company") to examine the fairness of the terms of a proposed transaction (the "Transaction") to Gum Tech's shareholders (the "Shareholders") involving the acquisition by Wm. Wrigley Jr. Company ("Wrigley") of certain assets of Gum Tech. HVA investigated and analyzed the value of the consideration to be paid by Wrigley and the value of the business lines to be acquired in Gum Tech as well as other terms and conditions of the Transaction. HVA HAS REACHED ITS CONCLUSION OF FAIRNESS OF THE TERMS OF THE TRANSACTION TO THE BOARD OF DIRECTORS OF GUM TECH ON BEHALF OF THE SHAREHOLDERS BASED ON THE ANALYSIS OF THE MATERIAL AND INFORMATION DESCRIBED BELOW (THE "OPINION").

In addition to other information furnished by Gum Tech (see below), HVA was provided with a draft asset purchase agreement by and between Wm. Wrigley Jr. Company and Gum Tech International, Inc. dated as of March 2001 (the "Agreement") and a document prepared by Gum Tech entitled, "Disclosure Schedule of Gum Tech International, Inc." dated as of March 2001 (the "Disclosure Schedule"). It is HVA's understanding that the Agreement and Disclosure Schedule and all other material provided and information disclosed by the management of Gum Tech contains the material terms and conditions of and the assets transferred in the proposed Transaction (the "Terms"). HVA assumed the information provided by Gum Tech's management was complete and accurate, fairly representing all of the material facts of the Transaction. The validity of this fairness opinion is dependent upon the accuracy of the information provided. HVA applied conceptually sound methods of financial analysis and used them in a manner consistent with industry norms and practices in the development of transactional analysis and the resulting conclusion, as stated herein.

Gum Tech International, Inc.
Fairness Opinion
March 14, 2001
Page 2


SUMMARY OF THE TRANSACTION

The following summary of the Transaction sets forth certain Terms of the Transaction as provided to HVA.

Based on the information provided to HVA by Gum Tech's management, it is our understanding that Gum Tech will transfer to Wrigley all tangible and intangible assets of the Company relating to its gum and confectionary operations, as listed and defined in the Agreement, Disclosure Schedule, and other information provided to HVA by Gum Tech, excluding certain tangible and intangible assets, as described in Schedule 1.1(b) to the Agreement, including, but not limited to the following:

1) All rights and obligations associated with the joint venture with Zensano, Inc. (formerly BioDelivery Technologies, Inc.);

2) All rights and obligations associated with the joint venture with Swedish Match AB;

3)   All   intellectual   property  and  other  rights   pertaining  to  ongoing
     discussions for products other than chewing gum and dissolvables.

ABOUT GUM TECH INTERNATIONAL, INC.

Gum Tech International, Inc. ("Gum Tech") is a nutrient and drug delivery technology company engaged in the development, manufacture, and marketing of delivery systems of OTC drugs and other bioactive compounds. Gum Tech is the majority owner of Gel Tech, LLC, which markets Zicam Cold Remedytm , a patented homeopathic, nasal gel remedy that has been clinically proven to significantly reduce the duration and severity of the common cold, and Zicam Allergy Relieftm, a homeopathic, nasal gel remedy designed to provide relief to allergy sufferers. Gum Tech currently specializes in the development and manufacturing of specialty chewing gum products. Specialty chewing gums include vitamins, herbals and active over-the-counter ("OTC") drug ingredients formulated to provide specific health-related benefits to the user in the oral care, smoking cessation, dietary supplement and OTC drug segments.

Gum Tech manufactures and continues to develop specialty chewing gums that are formulated to: 1) promote oral hygiene and breath freshness; 2) promote weight management; 3) reduce pain; 4) relieve indigestion; 5) contribute to energy and endurance; 6) reduce the risk of osteoporosis; and 7) reduce tobacco cravings. In 1998, following a significant management restructuring, Gum Tech changed its principal strategy from developing, manufacturing, and distributing its own branded and private label gum products to developing, manufacturing, and packaging specialty gum products for sale and distribution by major branded and private label customers that have the capital resources and distribution capability to promote and market specialty chewing gums on a large national and

Gum Tech International, Inc.
Fairness Opinion
March 14, 2001
Page 3


international scale. The Company adopted this change in strategy primarily because it did not have the financial resources, name recognition, and distribution capability to successfully market and distribute its gums on a wide-scale.

JOINT VENTURE WITH SWEDISH MATCH

In December 1999, Gum Tech reached an agreement in principle to form a joint venture with Swedish Match AB ("Swedish Match"). The joint venture is operated through Vasatek, Inc., a UK company, for the purpose of developing, manufacturing, marketing, and distributing non-tobacco nicotine products worldwide. Under the terms of this agreement, Swedish Match owns 51% and Gum Tech owns 49% of the joint venture. In exchange for their respective interests, Gum Tech contributed intellectual property related to chewing gum products containing nicotine and Swedish Match contributed $10 million in start-up capital. Swedish Match, based in Stockholm, Sweden, is an international group which develops, manufactures, markets, and distributes, through its own subsidiaries worldwide, a broad range of tobacco products within the other tobacco products category, with smokeless tobacco as its core business along with cigars and pipe tobacco, as well as matches and lighters. Swedish Match's extensive range of products is sold in 140 countries, with annual sales totaling approximately $1 billion.

JOINT VENTURE WITH ZENSANO, INC. (FORMERLY BIODELIVERY TECHNOLOGIES, INC.)

Through a joint venture with Zensano, Inc., a California corporation, the Company owns an interest in Gel Tech, LLC, an Arizona limited liability company, which is engaged in the manufacture, marketing, and distribution of health-related products using a patented, nasal gel technology. The initial product marketed by this joint venture was Zicam Cold Remedytm, a nasal gel formula that has been formulated to reduce the severity and duration of the common cold. An initial internal study and a subsequent independent clinical study of Zicam Cold Remedytm have indicated that use of Zicam Cold Remedytm significantly reduces the duration and severity of the common cold when taken at the onset of a cold. To conduct clinical studies and develop, manufacture, and market Zicam Cold Remedytm, the Company entered into an operating agreement with BioDelivery Technologies, Inc. (which subsequently merged into Zensano, Inc.) under which both parties transferred their respective interests in the patent rights to the nasal gel technology in exchange for membership interests in Gel Tech, LLC. The joint venture also developed, manufactures, and markets Zicam Allergy Relieftm, a homeopathic, nasal gel remedy designed to provide relief to allergy sufferers. The Company owns a 60% interest in the capital and profits of Gel Tech , LLC; Zensano, Inc. owns a 40% interest in the capital and profits of the joint venture.

CONSIDERATION

Based on the Terms of the Transaction, Wrigley will pay Gum Tech $25,000,000 in cash, subject to a holdback of $1,000,000 to cover potential expenses incurred by Wrigley if required to comply with FDA regulations. Additional consideration for the Gum Tech assets transferred to Wrigley includes the following:

Gum Tech International, Inc.
Fairness Opinion
March 14, 2001
Page 4


1) Wrigley will pay Gum Tech 5% of the gross manufacturing sales by Wrigley of oral care gum products developed under a Joint Development Agreement with Procter & Gamble Company ("P&G"), not to exceed $1.2 million. The 5% is to be paid, on a quarterly basis, on any sales during the three-year period following the launch of any P&G products.

2) Wrigley will assume the following liabilities of Gum Tech: a) A ten-year lease on a 28,000 square foot building that serves as Gum Tech's executive offices and chewing gum manufacturing facilities at 246 East Watkins, Phoenix, Arizona, due to expire in December 2005, and; b) A five-year lease on a 31,000 square foot building located near Gum Tech's principal executive offices that houses Gum Tech's warehouse and packaging operations, due to expire in September 2003.

3) Gum Tech will identify six gum products that it believes have commercial viability. Wrigley will evaluate each of these products and make a decision whether to proceed with development. Gum Tech will receive 5% of the revenues received by Wrigley on any of these products brought to market by Wrigley during the three-year period following the launch of any of these products.

INFORMATION FURNISHED BY GUM TECH INTERNATIONAL, INC.

In performing our analysis, HVA has, among other things,  reviewed and analyzed:
(a) a draft asset purchase agreement by and between Wm. Wrigley Jr. Company and Gum Tech dated as of March 2001; (b) a document prepared by Gum Tech entitled, "Disclosure Schedule of Gum Tech International, Inc." dated as of March 2001;
(c) three years of financial statements for Gum Tech; (d) five-year projected financial information provided by Gum Tech; (e) additional projections of capital expenditures, depreciation, and working capital requirements for Gum Tech; (f) assets being transferred to Wrigley and assets excluded from the transfer; (g) the likeliness of realizing revenues projected for the core gum operations and those relating to the contract manufacturing agreement with Procter & Gamble Company; and (h) total consideration for the assets being transferred from Gum Tech to Wrigley. In addition, members of HVA held a series of due diligence discussions with Mr. William J. Hemelt, Chief Financial Officer of Gum Tech.

Gum Tech International, Inc.
Fairness Opinion
March 14, 2001
Page 5


EXAMINATION OF TRANSACTION

In connection with our examination of the Transaction, we have performed the following, among other things:

* Analyzed the fairness of the Terms of the Transaction, including the following items: (a) the assets being transferred from Gum Tech to Wrigley,
     (b) the assets excluded from the transfer, (c) the liabilities assumed by Wrigley, and (d) the book value of Gum Tech's assets being transferred, as estimated by Gum Tech's management.

* Reviewed annual financial statements for Gum Tech for the fiscal years ending December 1998, 1999, and 2000;

* Reviewed lines of operation relating to Gum Tech's joint ventures with Swedish Match AB and Zensano, Inc;

*    Analyzed financial projections provided by Gum Tech;

* Queried several on-line sources for news, press releases and other research for the drug delivery system and human biotechnology industry, as well as other industries relevant to Gum Tech's current lines of operation;

* Examined trends in historical stock prices of companies comparable to Gum Tech relative to the NASDAQ, S&P, and Dow Jones market indexes

* Queried, reviewed, and analyzed transactional data from mergers and acquisitions within the drug delivery systems industry; and

* Analyzed, from a financial perspective, comparable public drug delivery systems companies.

CONCLUSION

In rendering our Opinion of the Transaction, we have relied upon the accuracy and completeness of the information provided to us by Gum Tech and the available public information from sources deemed reliable. We have made no independent verification of any of the information. We have made no independent appraisal of the assets being transferred from Gum Tech to Wrigley. The scope of our analyses and examination was limited to the capital structure of Gum Tech and the fairness, from a financial point of view, of the terms of the Transaction to the public shareholders of Gum Tech. Houlihan Valuation Advisors, as part of its valuation and capital advisory services, is regularly engaged in the issuance of financial opinions of business transactions in connection with mergers, acquisitions, private placements, restructurings, corporate finance and for other purposes.

BASED ON THE FORGOING AND SUCH OTHER FACTORS WE DEEM RELEVANT, IT IS OUR OPINION THAT, AS OF MARCH 22, 2001, THE STRUCTURE OF THE TRANSACTION, AS DESCRIBED ABOVE, IS FAIR TO THE PUBLIC SHAREHOLDERS OF GUM TECH INTERNATIONAL, INC. FROM A FINANCIAL POINT OF VIEW.

Gum Tech International, Inc.
Fairness Opinion
March 14, 2001
Page 6


This Opinion is expressed only as of the date hereof and may be relied upon only by the board of directors of Gum Tech International, Inc. and no other person. We understand this Opinion will be included in a proxy statement describing the Transaction, that will be distributed to the public shareholders of Gum Tech International. Otherwise, this Opinion may not be published or referred to in whole or in part, without the prior written permission of Houlihan Valuation Advisors, which shall not be unreasonably withheld.

In accordance with recognized professional ethics, our fee for this service is not contingent upon the Opinion expressed herein, and neither Houlihan Valuation Advisors, nor any of its employees has a present or intended financial interest in the Company.



HOULIHAN VALUATION ADVISORS

Gum Tech International, Inc.
Fairness Opinion
March 14, 2001
Page 7


                        STATEMENT OF LIMITING CONDITIONS

In accordance with recognized professional ethics, the fee for this opinion letter is not contingent upon our Opinion of the Transaction, and neither Houlihan Valuation Advisors nor any of its employees has a current or intended financial interest in the entities involved in the Transaction.

We have relied upon financial statements, and other operating information provided by the entities involved in the Transaction or their advisors in the course of this investigation, without further verification, as correctly reflecting the business, assets, liabilities, financial condition and operating results for the respective periods, except as specifically noted herein.

General, financial and statistical information researched by Houlihan Valuation Advisors is from sources believed to be reliable. We have accurately applied such information in our analysis; however, we make no representation as to our sources' accuracy or completeness and have accepted their information without further verification.

The Opinion assumes that the existing management of the entities involved in the Transaction will continue to maintain their character and integrity through the Transaction.

Any use of the Opinion, as determined as of the date hereof, for other purposes may be inaccurate and possibly misleading, and no such use shall be made by the entities involved in the Transaction, their advisors or representatives.

Our Opinion as reported herein does not represent investment advice of any kind to any person and does not constitute a recommendation as to the purchase or sale of interests of the entities involved in the Transaction or as to any other course of action.

Future services regarding the opinion of the Transaction, including, but not limited to, testimony or attendance in court shall not be required of Houlihan Valuation Advisors unless further arrangements have been made in writing.

Neither all nor any part of the Opinion of the Transaction shall be conveyed to the public through advertising, public relations, news, sales, mail, direct transmittal, or other media without the prior written consent and approval of Houlihan Valuation Advisors.

                          GUM TECH INTERNATIONAL, INC.

                 SPECIAL MEETING OF STOCKHOLDERS -- MAY 30, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary S. Kehoe and William J. Hemelt, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Gum Tech International, Inc., which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at Doubletree Guest Suites Phoenix, Phoenix, Arizona, 85008, on May 30, 2001, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

1.   APPROVAL OF THE PROPOSED ASSET SALE AS DESCRIBED IN THE PROXY STATEMENT.

     FOR [ ]                     AGAINST [ ]                      ABSTAIN [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                 PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND
          RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

                                        Please sign EXACTLY as your name appears
                                        hereon.   When   signing  as   attorney,
                                        executor,   administrator,   trustee  or
                                        guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.


DATED: _________________, 2001          ________________________________________
PLEASE VOTE, SIGN, DATE, AND            SIGNATURE
RETURN THE PROXY CARD USING
THE ENCLOSED ENVELOPE                   ________________________________________
                                        SIGNATURE IF HELD JOINTLY

                                       -2-